Exhibit 3.1

Company No: 09551763

ARRIS INTERNATIONAL PLC

ARTICLES OF ASSOCIATION

(Adopted by Special Resolution passed on 11

May 2016)

Herbert Smith Freehills LLP

37.	RIGHTS OF PERSON ENTITLED BY TRANSMISSION	12

38.	DISCLOSURE OF INTERESTS	12

39.	UNTRACED MEMBERS	14

40.	CONSOLIDATION AND SUB-DIVISION	15

41.	CALLING GENERAL MEETINGS	15

42.	NOTICE OF ANNUAL GENERAL MEETINGS AND OTHER GENERAL MEETINGS	15

43.	OMISSION OR FAILURE TO GIVE NOTICE AND NON-RECEIPT OF NOTICE	16

44.	QUORUM	16

45.	PROCEDURE IF QUORUM NOT PRESENT	16

46.	CHAIRING GENERAL MEETINGS	16

47.	SECURITY ARRANGEMENTS AND ORDERLY CONDUCT	16

48.	DIRECTORS ENTITLED TO ATTEND AND SPEAK	16

49.	ATTENDANCE AND PARTICIPATION AT DIFFERENT PLACES AND BY ELECTRONIC MEANS	17

50.	ADJOURNMENTS	17

51.	AMENDMENTS TO SPECIAL AND ORDINARY RESOLUTIONS	18

52.	WITHDRAWAL AND RULING AMENDMENTS OUT OF ORDER	18

53.	VOTING BY POLL	18

54.	CHAIRMAN’S DECLARATION	19

55.	POLLS TO BE TAKEN AS CHAIRMAN DIRECTS	19

56.	VOTING RIGHTS	19

57.	VOTING RECORD DATE	19

58.	VOTES OF JOINT HOLDERS	19

59.	VOTES ON BEHALF OF AN INCAPABLE MEMBER	19

60.	NO RIGHT TO VOTE WHERE SUMS OVERDUE	19

61.	OBJECTIONS AND VALIDITY OF VOTES	20

62.	APPOINTMENT OF PROXIES	20

63.	FORM OF PROXY APPOINTMENT	20

64.	PROXIES SENT OR SUPPLIED IN ELECTRONIC FORM	20

65.	RECEIPT OF APPOINTMENTS OF PROXY	21

66.	TERMINATION OF APPOINTMENTS OF PROXY	21

67.	AVAILABILITY OF APPOINTMENTS OF PROXY	21

68.	CORPORATIONS ACTING BY REPRESENTATIVES	21

69.	NUMBER OF DIRECTORS	22

70.	POWER OF COMPANY TO APPOINT A DIRECTOR	22

71.	PROCEDURE FOR APPOINTMENT OR REAPPOINTMENT AT GENERAL MEETING	22

72.	ELECTION OF TWO OR MORE DIRECTORS	22

73.	POWER OF DIRECTORS TO APPOINT A DIRECTOR	22

74.	ANNUAL RETIREMENT OF DIRECTORS	22

75.	FILLING OF VACANCY	22

76.	DIRECTOR NOT REAPPOINTED AT ANNUAL GENERAL MEETING	23

77.	REMOVAL OF DIRECTOR	23

78.	TERMINATION OF A DIRECTOR’S APPOINTMENT	23

79.	GENERAL POWERS OF THE COMPANY VESTED IN THE DIRECTORS	23

80.	PROVISION FOR EMPLOYEES ON CESSATION OR TRANSFER OF BUSINESS	23

81.	DELEGATION TO PERSONS OR COMMITTEES	23

82.	DIRECTORS’ REMUNERATION	24

83.	EXPENSES	24

84.	DIRECTORS’ GRATUITIES AND BENEFITS	24

85.	OTHER INTERESTS AND OFFICES	25

86.	PROCEDURES REGARDING BOARD MEETINGS	26

87.	NUMBER OF DIRECTORS BELOW MINIMUM	27

88.	ELECTION AND REMOVAL OF CHAIRMAN AND LEAD DIRECTOR	27

89.	RESOLUTIONS IN WRITING	27

90.	QUORUM	27

91.	PERMITTED INTERESTS AND VOTING	28

92.	SUSPENSION OR RELAXATION OF PROHIBITION ON VOTING	28

93.	QUESTIONS REGARDING DIRECTOR’S RIGHTS TO VOTE	28

94.	OFFICERS	29

95.	EXECUTIVE SESSIONS	29

96.	DECLARATION OF DIVIDENDS BY COMPANY	29

97.	PAYMENT OF INTERIM DIVIDENDS	29

98.	PAYMENT ACCORDING TO AMOUNT PAID UP	30

99.	NON-CASH DISTRIBUTION	30

100.	DIVIDEND PAYMENT PROCEDURE	30

101.	RIGHT TO CEASE SENDING PAYMENT AND UNCLAIMED PAYMENTS	31

102.	NO INTEREST ON DIVIDENDS	32

103.	FORFEITURE OF UNCLAIMED DIVIDENDS	32

104.	SCRIP DIVIDENDS	32

105.	CAPITALISATION OF PROFITS	34

106.	COMPANY OR DIRECTORS MAY FIX RECORD DATES FOR PAYMENTS AND ISSUE	36

107.	REQUIREMENTS FOR WRITING	36

108.	METHODS OF SENDING OR SUPPLYING	36

109.	DEEMED RECEIPT OF NOTICE	37

110.	COMPANY OR DIRECTORS MAY FIX RECORD DATES FOR NOTICES	37

111.	NOTICE WHEN POST NOT AVAILABLE	37

112.	OTHER NOTICES AND COMMUNICATIONS ADVERTISED IN NATIONAL NEWSPAPER	38

113.	WHEN NOTICE OR OTHER COMMUNICATION DEEMED TO HAVE BEEN RECEIVED	38

114.	COMMUNICATIONS SENT OR SUPPLIED TO PERSONS ENTITLED BY TRANSMISSION	38

115.	POWER TO STOP SENDING COMMUNICATIONS TO UNTRACED MEMBERS	39

116.	VALIDATION OF DOCUMENTS IN ELECTRONIC FORM	39

117.	OVERSEAS BRANCH REGISTERS	39

118.	MAKING AND RETENTION OF MINUTES	39

119.	INSPECTION OF ACCOUNTS	40

120.	APPOINTMENT OF SECRETARY	40

121.	USE OF THE SEAL	40

122.	OFFICIAL SEAL FOR USE ABROAD	40

123.	CHANGE OF NAME	40

124.	WINDING UP	40

125.	POWER TO INDEMNIFY DIRECTORS	41

ARTICLES OF ASSOCIATION

of

ARRIS INTERNATIONAL PLC

(the “Company”)

(adopted by special resolution passed on 29 December 2015)

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In these articles the following words bear the following meanings:

“Acts” means the Companies Acts (as defined in section 2 of the Companies Act 2006), in so far as they apply to the Company;

“acting in concert” has the meaning given to it in the Takeover Code;

“articles” means the articles of association of the Company;

“board” or “board of directors” means the directors or any of them duly acting as the board of the Company;

“clear days” means in relation to the period of a notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

“Depositary” means any depositary, clearing agency, custodian, nominee or similar entity appointed under arrangements entered into by the Company or otherwise approved by the board that holds, or is interested directly or indirectly, including through a nominee, in, shares, or rights or interests in respect thereof, and which issues certificates, instruments, securities or other documents of title, or maintains accounts, evidencing or recording the entitlement of the holders thereof, or account holders, to or to receive such shares, rights or interests (and shall include, where so approved by the board, the trustees (acting in their capacity as such) of any employees’ share scheme established by the Company);

“director” means a director of the Company;

“electronic address” means any number or address used for the purposes of sending or receiving notices, documents or information by electronic means;

“electronic form” has the same meaning as in the Acts;

“electronic means” has the same meaning as in the Acts;

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time;

“executed” means any mode of execution;

“holder” means in relation to shares, the member whose name is entered in the register of members as the holder of the shares;

“Office” means the registered office of the Company;

“seal” means the common seal (if any) of the Company and an official seal (if any) kept by the Company by virtue of section 50 of the Companies Act 2006, or either of them as the case may require;

“secretary” means the secretary of the Company or any other person appointed to perform the duties of the secretary of the Company, including a joint, assistant or deputy secretary;

“share” means a share in the capital of the Company;

“Takeover Code” means the City Code on Takeover and Mergers;

“Uncertificated Securities Regulations” means the Uncertificated Securities Regulations 2001; and

“US$” means the lawful currency of the United States.

1.2	In these articles, references to a share being in uncertificated form are references to that share being an uncertificated unit of a security and references to a share being in certificated form are references to that share being a certificated unit of a security, provided that any reference to a share in uncertificated form applies only to a share of a class which is, for the time being, a participating security, and only for so long as it remains a participating security.

1.3	Save as aforesaid and unless the context otherwise requires, words or expressions contained in these articles have the same meaning as in the Acts or the Uncertificated Securities Regulations (as the case may be).

1.4	Except where otherwise expressly stated, a reference in these articles to any primary or delegated legislation or legislative provision includes a reference to any modification or re-enactment of it for the time being in force.

1.5	In these articles, unless the context otherwise requires:

1.5.1	words in the singular include the plural, and vice versa;

1.5.2	words importing any gender include all genders; and

1.5.3	a reference to a person includes a reference to a body corporate and to an unincorporated body of persons.

1.6	In these articles:

1.6.1	references to writing include references to typewriting, printing, lithography, photography and any other modes of representing or reproducing words in a legible and non-transitory form, whether sent or supplied in electronic form or made available on a website or otherwise;

1.6.2	the words and phrases “other”, “otherwise”, “including” and “in particular” shall not limit the generality of any preceding words or be construed as being limited to the same class as the preceding words where a wider construction is possible; and

1.6.3	references to a power are to a power of any kind, whether administrative, discretionary or otherwise.

1.7	The headings are inserted for convenience only and do not affect the construction of these articles.

2.	EXCLUSION OF OTHER REGULATIONS

No regulations or model articles contained in any statute or subordinate legislation including without prejudice to such generality, the regulations contained in Table A to the Companies Act 1948, Table A to the Companies Act 1985 and the Companies (Model Articles) Regulations 2008 shall apply as the articles of the Company.

SHARE CAPITAL

3.	LIABILITY OF MEMBERS

The liability of the members is limited to the amount, if any, unpaid on the shares held by them.

4.	FURTHER ISSUES AND RIGHTS ATTACHING TO SHARES ON ISSUE

4.1	Without prejudice to any rights attached to any existing shares, any share may be issued with such rights or restrictions as the Company may by ordinary resolution determine or, if the Company has not so determined, as the directors may determine.

4.2	In the event that rights and restrictions attaching to shares are determined by ordinary resolution or by the directors pursuant to this article 4, those rights and restrictions shall apply, in particular in place of any rights or restrictions that would otherwise apply by virtue of the Acts in the absence of any provisions in the articles of a company, as if those rights and restrictions were set out in the articles.

Allotment Powers - Section 551 Authority

4.3	The directors shall be generally and unconditionally authorised pursuant to section 551 of the Companies Act 2006 to:

4.3.1	without prejudice to the authority referred to in article 4.3.2 below, allot shares in the Company, and to grant rights to subscribe for or to convert any security into shares in the Company, up to an aggregate par amount of £3,252,898.20, for a period expiring (unless previously renewed by the Company in a general meeting) on the date which is five years from the date of the adoption of these articles by the Company, provided that in utilising the authority contained in this article 4.3.1, the directors do not exceed the limits provided for in NASDAQ rules;

4.3.2	in addition to the authority referred to in article 4.3.1 above, allot shares in the Company, and to grant rights to subscribe for or to convert any security into shares in the Company, in connection with a “Rights Plan” as referred to in article 5, up to an aggregate par amount of £3,903,477.84, for a period expiring (unless previously renewed by the Company in a general meeting) on the date which is five years from the date of the adoption of these articles by the Company; and

4.3.3	make an offer or agreement which would or might require shares to be allotted, or rights to subscribe for or convert any security into shares to be granted, after expiry of an authority described in this article 4.3 and the directors may allot shares and grant rights in pursuance of that offer or agreement as if this authority had not expired.

Allotment Powers – Section 561 Authority

4.4	The directors shall be generally empowered pursuant to section 570 and section 573 of the Companies Act 2006 to allot equity securities (as defined in the Acts) for cash, pursuant to the authorities conferred by article 4.3 as if section 561(1) of the Companies Act 2006 did not apply to the allotment. This power:

4.4.1	expires (unless previously renewed by the Company in a general meeting) on the date which is five years from the date of the adoption of these articles by the Company, but the Company may make an offer or agreement which would or might require equity securities to be allotted after expiry of this power and the directors may allot equity securities in pursuance of that offer or agreement as if this power had not expired;

4.4.2	shall be limited to the allotment of equity securities:

(A)	without prejudice to the authority referred to in article 4.4.2(B) below, up to an aggregate par amount of £3,252,898.20; and

(B)	in connection with a “Rights Plan” as referred to in article 5, up to an aggregate par amount of £3,903,477.84, in addition to the authority referred to in article 4.4.2(A) above.

This article 4.4 applies in relation to a sale of shares which is an allotment of equity securities by virtue of section 560(3) of the Acts as if in the first paragraph of the words “pursuant to the authorities conferred by article 4.3” were omitted.

Residual Allotment Powers

4.5	Subject to the provisions of the Acts relating to authority, pre-emption rights or otherwise and of any resolution of the Company in general meeting passed pursuant to those provisions, and, in the case of redeemable shares, the provisions of article 6:

4.5.1	all shares for the time being in the capital of the Company shall be at the disposal of the board; and

4.5.2	the board may reclassify, allot (with or without conferring a right of renunciation), grant options over, or otherwise dispose of them to such persons on such terms and conditions and at such times as it thinks fit.

5.	RIGHTS PLAN

5.1	Subject to the provisions of the Acts, the board may exercise any power of the Company to establish a shareholders rights plan (the “Rights Plan”) including approving the execution of any document relating to the adoption or implementation (or both) of the Rights Plan. The Rights Plan may be in such form as the board shall in its absolute discretion decide and may in particular (but without restriction or limitation) include such terms as are described in the Summary of Example Terms in the form appearing in the Appendix to these articles.

5.2	Subject to the provisions of the Acts, the board may exercise any power of the Company to grant rights to subscribe for the shares of the Company in accordance with the Rights Plan (the “Rights”).

5.3	The purposes for which the board shall be entitled to establish the Rights Plan and to grant Rights in accordance therewith, as provided in articles 5.1 and 5.2 above, shall include (without limitation) the following where the board may decide to do so would improve the likelihood that:

5.3.1	any process which may result in an acquisition or change of Control (as defined in article 5.5 below) of the Company is conducted in an orderly manner;

5.3.2	all members of the Company will be treated equally and fairly and in a similar manner;

5.3.3	an optimum price for shares would be received by or on behalf of all members of the Company;

5.3.4	the success of the Company would be promoted for the benefit of its members as a whole;

5.3.5	the long term interests of the Company, its employees, its members and its business would be safeguarded;

5.3.6	the Company would not suffer serious economic harm; or

5.3.7	the board would have additional time to gather relevant information or pursue appropriate strategies,

or all or any of the above.

5.4	Subject to the provisions of the Acts, the board may determine not to redeem the Rights and accordingly exercise any power of the Company to (a) allot shares of the Company pursuant to the exercise of the Rights or (b) exchange or cause to be exchanged all or part of the Rights (in each case other than Rights held by an Acquiring Person) for shares or another class or series of shares or all or any of them (an “Exchange”) in each case in accordance with the Rights Plan. The purposes for which the board shall be entitled not to redeem the Rights, and accordingly to exercise any power of the Company to allot shares of the Company or effect an Exchange, shall include (without limitation) the following where, the board may decide to do so, would improve the likelihood that:

5.4.1	the use of abusive tactics by any person in connection with any potential acquisition or change of Control of the Company would be prevented;

5.4.2	any potential acquisition or change of Control of the Company which would be unlikely to treat all members of the Company equally and fairly and in a similar manner would be prevented;

5.4.3	any potential acquisition or change of Control of the Company at a price which would undervalue the Company or its shares would be prevented;

5.4.4	any potential acquisition or change of Control of the Company which would not be likely to promote the success of the Company for the benefit of its members as a whole, having had regard to the matters in section 172 of the Companies Act 2006, would be prevented;

5.4.5	the long term interests of the Company or its members, employees and its business would be safeguarded or both; or

5.4.6	the Company would not suffer serious economic harm,

or all or any of the above.

5.5	For the purposes of this article 5 a person (an “Acquiring Person”) shall be deemed to have control (“Control”) of the Company if he, either alone or with: (a) any group of affiliated or associated persons; or (b) anyone with whom he is acting in concert; or (c) both, exercises, or is able to exercise or is entitled to acquire, the direct or indirect power to direct or cause the direction of the management and policies of the Company, whether through the ownership of voting securities, by contract or otherwise, and in particular, but without prejudice to the generality of the preceding words, if he, either alone or with: (i) any group of affiliated or associated persons; or (ii) anyone with whom he is acting in concert; or (iii) both, possesses or is entitled to acquire:

5.5.1	interests in shares carrying 20 per cent. or more of the voting rights attributable to the capital of the Company which are exercisable at a general meeting;

5.5.2	such percentage of the issued share capital of the Company as would, if the whole of the income or assets of the Company were in fact distributed among the members (without regard to any rights which he or any other person has as a loan creditor) entitle him to receive 20 per cent. or more of the income or assets so distributed; or

5.5.3	such rights as would, in the event of the winding-up of the Company or in any other circumstances, entitle him to receive 20 per cent. or more of the assets of the Company which would then be available for distribution among the members.

5.6	For the purposes of this article 5:

5.6.1	“person” shall include any individual, firm, body corporate, unincorporated association, government, state or agency of state, association, joint venture or partnership, in each case whether or not having a separate legal personality and “group of affiliated or associated persons” shall have the meaning given to such terms under the United States federal securities laws, including the Exchange Act;

5.6.2	a person shall be treated as entitled to acquire anything which he is entitled to acquire at a future date, or will at a future date be entitled to acquire, irrespective of whether such future acquisition is contingent upon satisfaction of any conditions precedent;

5.6.3	rights, powers and interests in shares held by a person in his capacity as a nominee or Depositary shall be treated as being held by the person on whose behalf they are held and not by the person holding them as nominee or Depositary; and

5.6.4	there shall be attributed to any person any rights or powers which another person may be required to exercise at his discretion or on his behalf.

6.	REDEEMABLE SHARES

6.1	Any share may be issued which is or is to be liable to be redeemed at the option of the Company or the holder, and the directors may determine the terms, conditions and manner of redemption of any such share.

6.2	In the event that rights and restrictions attaching to shares are determined by the directors pursuant to this article 6, those rights and restrictions shall apply, in particular in place of any rights or restrictions that would otherwise apply by virtue of the Acts in the absence of any provisions in the articles of a company, as if those rights and restrictions were set out in the articles.

7.	PAYMENT OF COMMISSIONS

The Company may exercise the powers of paying commissions conferred by the Acts. Any such commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares, or partly in one way and partly in the other and may be in respect of a conditional or an absolute subscription.

8.	TRUSTS NOT RECOGNISED

Except as required by law, no person shall be recognised by the Company as holding any share upon any trust. Except as otherwise provided by these articles or by law, the Company shall not be bound by or recognise (even if having notice of it) any equitable, contingent, future, partial or other claim or any interest in any share other than the holder’s absolute ownership of it and all the rights attaching to it.

9.	UNCERTIFICATED SHARES

9.1	Without prejudice to any powers which the Company or the directors may have to issue, allot, dispose of, convert, or otherwise deal with or make arrangements in relation to shares and other securities in any form:

9.1.1	the holding of shares in uncertificated form and the transfer of title to such shares by means of a relevant system shall be permitted; and

9.1.2	the Company may issue shares in uncertificated form and may convert shares from certificated form to uncertificated form and vice versa.

9.2	If and to the extent that any provision of these articles is inconsistent with such holding or transfer as is referred to in article 9.1.1 or with any provision of the Uncertificated Securities Regulations, it shall not apply to any share in uncertificated form.

10.	SEPARATE HOLDINGS OF SHARES IN CERTIFICATED AND UNCERTIFICATED FORM

Notwithstanding anything else contained in these articles, where any class of shares is, for the time being, a participating security, unless the directors otherwise determine, shares of any such class held by the same holder or joint holder in certificated form and uncertificated form shall be treated as separate holdings.

VARIATION OF RIGHTS

11.	VARIATION OF RIGHTS

11.1	If at any time the capital of the Company is divided into different classes of shares, the rights attached to any class may be varied, either while the Company is a going concern or during or in contemplation of a winding up:

11.1.1	in such manner (if any) as may be provided by those rights; or

11.1.2	in the absence of any such provision, with the consent in writing of the holders of three-quarters in nominal value of the issued shares of that class (excluding any shares of that class held as treasury shares), or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class, but not otherwise. To every such separate meeting the provisions of these articles relating to general meetings shall apply, except that the necessary quorum shall be (i) at any such meeting other than an adjourned meeting, two persons entitled to vote upon the business to be transacted in respect of a majority in nominal value of the issued shares of the class in question (excluding any shares of that class held as treasury shares), each being a member or a proxy for a member or a duly authorised representative of a corporation which is a member (including for this purpose two persons who are proxies or corporate representatives of the same member); or (ii) at an adjourned meeting, one person holding shares of the class in question (other than treasury shares) or their proxy.

12.	RIGHTS DEEMED NOT VARIED

Unless otherwise expressly provided by the rights attached to any class of shares, those rights shall be deemed not to be varied by the purchase by the Company of any of its own shares or the holding of such shares as treasury shares.

SHARE CERTIFICATES

13.	RIGHTS TO SHARE CERTIFICATES

13.1	On becoming the holder of any share other than a share in uncertificated form, every person (other than a financial institution in respect of whom the Company is not required by law to complete and have ready a certificate) shall be entitled, without payment, to have issued to him within two months after allotment or lodgement of a transfer (unless the terms of issue of the shares provide otherwise) one certificate for all the shares of each class registered in his name or, upon payment for every certificate after the first of such reasonable sum as the directors may determine, several certificates each for one or more of his shares.

13.2	Every certificate shall be issued under the seal or under such other form of authentication as the directors may determine (which may include manual or facsimile signatures by one or more directors), and shall specify the number, class and distinguishing numbers (if any) of the shares to which it relates and the amount or respective amounts paid up on them.

13.3	Where a member (other than a financial institution) has transferred part only of the shares comprised in a certificate, the member is entitled, without payment, to have issued to him a certificate in respect of the balance of shares held by him or, upon payment for every certificate after the first of such reasonable sum as the directors may determine, several certificates each for one or more of his shares.

13.4	When a member’s (other than a financial institution’s) holding of shares of a particular class increases, the Company may issue that member with a single, consolidated certificate in respect of all the shares of a particular class which that member holds or a separate certificate in respect of only those shares by which that member’s holding has increased.

13.5	A member (other than a financial institution) may request the Company, in writing, to replace the member’s separate certificates with a consolidated certificate or the member’s consolidated certificate with two or more separate certificates representing such proportion of the shares as the member may specify, provided that any certificate(s) which it is (or they are) to replace has first been returned to the Company for cancellation. When the Company complies with such a request it may charge such reasonable sum as the directors may determine for doing so.

13.6	The Company shall not be bound to issue more than one certificate for shares held jointly by several persons and delivery of a certificate to whichever of the joint holders’ names appears first on the register of members in respect of the joint holding shall be a sufficient delivery to all of them.

13.7	If a certificate issued in respect of a member’s shares is damaged or defaced or said to be lost, stolen or destroyed, then that member is entitled to be issued with a replacement certificate in respect of the same shares. A member exercising the right to be issued with such a replacement certificate:

13.7.1	must return the certificate which is to be replaced to the Company if it is damaged or defaced; and

13.7.2	must comply with such conditions as to evidence, indemnity and the payment of a reasonable fee as the directors may determine.

LIEN

14.	COMPANY’S LIEN ON SHARES NOT FULLY PAID

The Company has a lien over every share which is partly paid for all amounts (whether presently payable or not) payable at a fixed time or called in respect of that share. The directors may declare any share to be wholly or in part exempt from the provisions of this article 14. The Company’s lien over a share takes priority over any third party’s interest in that share, and extends to any dividend or other money payable by the Company in respect of that share (and, if the lien is enforced and the share is sold by the Company, the proceeds of sale of that share).

15.	ENFORCING LIEN BY SALE

The Company may sell, in such manner as the directors determine, any share on which the Company has a lien if an amount in respect of which the lien exists is presently payable and is not paid within 14 clear days after notice has been given to the holder of the share, or the person entitled to it in consequence of the death or bankruptcy of the holder or otherwise by operation of law, demanding payment and stating that if the notice is not complied with the shares may be sold.

16.	GIVING EFFECT TO A SALE

16.1	To give effect to the sale described in article 15:

16.1.1	in the case of a share in certificated form, the directors may authorise any person to execute an instrument of transfer of the share to the purchaser or a person nominated by the purchaser;

16.1.2	in the case of a share in uncertificated form, the directors may:

(A)	to enable the Company to deal with the share in accordance with the provisions of this article 16, require the Operator of a relevant system to convert the share into certificated form; and

(B)	after such conversion, authorise any person to execute an instrument of transfer and take such other steps (including the giving of directions to or on behalf of the holder, who shall be bound by them) as they think fit to effect the transfer.

16.2	The title of the transferee to the share shall not be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

17.	APPLICATION OF PROCEEDS OF SALE

The net proceeds of the sale, after payment of the costs, shall be applied in payment of so much of the amount for which the lien exists as is presently payable. Any residue shall (upon surrender to the Company for cancellation of the certificate for the share sold, in the case of a share in certificated form, and subject to a like lien for any amount not presently payable as existed upon the share before the sale) be paid to the person entitled to the share at the date of the sale.

CALLS ON SHARES AND FORFEITURE

18.	CALLS

18.1	Subject to the terms of allotment, the directors may make calls upon the members in respect of any amounts unpaid on their shares (whether in respect of nominal value or premium) and each member shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made) pay to the Company as required by the notice the amount called on his shares. A call may be required to be paid by instalments. A call may, before receipt by the Company of an amount due under it, be revoked in whole or in part and payment of a call may be postponed in whole or part. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made.

18.2	A call shall be deemed to have been made at the time when the resolution of the directors authorising the call was passed.

19.	JOINT AND SEVERAL LIABILITY IN RESPECT OF CALLS

The joint holders of a share shall be jointly and severally liable to pay all calls in respect of it.

20.	INTEREST

If a call or an instalment of a call remains unpaid after it has become due and payable the person from whom it is due shall pay interest on the amount unpaid, from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the shares in question or fixed in the notice of the call or, if no rate is fixed, at the appropriate rate (as defined in the Acts). The directors may, however, waive payment of the interest wholly or in part.

21.	SUMS TREATED AS CALLS

An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call and if it is not paid these articles shall apply as if that sum had become due and payable by virtue of a call.

22.	POWER TO DIFFERENTIATE

Subject to the terms of allotment, the directors may differentiate between the holders in the amounts and times of payment of calls on their shares.

23.	PAYMENT OF CALLS IN ADVANCE

The directors may receive from any member willing to advance it all or any part of the amount unpaid on the shares held by him (beyond the sums actually called up) as a payment in advance of calls, and such payment shall, to the extent of it, extinguish the liability on the shares in respect of which it is advanced. The Company may pay interest on the amount so received, or so much of it as exceeds the sums called up on the shares in respect of which it has been received, at such rate (if any) as the member and the directors agree.

24.	NOTICE IF CALL NOT PAID AND FORFEITURE

If a call or an instalment of a call remains unpaid after it has become due and payable the directors may give to the person from whom it is due not less than 14 clear days’ notice requiring payment of the amount unpaid together with any interest which may have accrued. The notice shall name the place where payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited. If the notice is not complied with, any shares in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the directors and the forfeiture shall include all dividends and other amounts payable in respect of the forfeited shares and not paid before the forfeiture.

25.	SALE OF FORFEITED SHARES

25.1

A forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine either to the person who was before the forfeiture the holder (including a person who was entitled to the share in consequence of the death or bankruptcy of the holder or otherwise by operation of law) or to any other person and, at any time before the disposition, the forfeiture may be cancelled on such terms as the directors determine. Where for the purposes of its disposal a forfeited share is to be transferred to any person:

25.1.1	in the case of a share in certificated form, the directors may authorise any person to execute an instrument of transfer and take such other steps (including the giving of directions to or on behalf of the holder, who shall be bound by them) as they think fit to effect the transfer; and

25.1.2	in the case of a share in uncertificated form, the directors may:

(A)	to enable the Company to deal with the share in accordance with the provisions of this article 25, require the Operator of a relevant system to convert the share into certificated form; and

(B)	after such conversion, authorise any person to execute an instrument of transfer and take such other steps (including the giving of directions to or on behalf of the holder, who shall be bound by them) as they think fit to effect the transfer.

26.	CESSATION OF MEMBERSHIP AND CONTINUING LIABILITY

A person whose shares have been forfeited shall cease to be a member in respect of the shares forfeited and shall surrender to the Company for cancellation any certificate for the shares forfeited. However, such person shall remain liable to the Company for all amounts which at the date of forfeiture were presently payable by him to the Company in respect of those shares with interest at the rate at which interest was payable on those amounts before the forfeiture or, if no interest was so payable, at the appropriate rate (as defined in the Acts) from the date of forfeiture until payment. The directors may waive payment wholly or in part or enforce payment without any allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal.

27.	STATUTORY DECLARATION AS TO FORFEITURE

A statutory declaration by a director or the secretary that a share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share and the declaration shall (subject to the execution of an instrument of transfer if necessary, in the case of a share in certificated form) constitute good title to the share and the person to whom the share is disposed of shall not be bound to see to the application of the consideration, if any, nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings relating to the forfeiture or disposal of the share.

TRANSFER OF SHARES

28.	TRANSFER OF SHARES IN CERTIFICATED FORM

The instrument of transfer of a share in certificated form may be in any usual form or in any other form which the directors approve and shall be executed by or on behalf of the transferor and, where the share is not fully paid, by or on behalf of the transferee.

29.	TRANSFER OF SHARES IN UNCERTIFICATED FORM

Where any class of shares is, for the time being, a participating security, title to shares of that class which are recorded on an Operator register of members as being held in uncertificated form may be transferred by means of the relevant system concerned. The transfer may not be in favour of more than four transferees.

30.	REFUSAL TO REGISTER TRANSFERS

30.1	The directors may, in their absolute discretion, refuse to register the transfer of a share in certificated form which is not fully paid. They may also refuse to register a transfer of a share in certificated form (whether fully paid or not) unless the instrument of transfer:

30.1.1	is lodged, duly stamped, at the Office or at such other place as the directors may appoint and (except in the case of a transfer by a financial institution where a certificate has not been issued in respect of the share) is accompanied by the certificate for the share to which it relates and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer;

30.1.2	is in respect of only one class of share; and

30.1.3	is in favour of not more than four transferees.

30.2	The directors may refuse to register a transfer of a share in uncertificated form to a person who is to hold it thereafter in certificated form in any case where the Company is entitled to refuse (or is excepted from the requirement) under the Uncertificated Securities Regulations to register the transfer.

31.	NOTICE OF AND REASONS FOR REFUSAL

If the directors refuse to register a transfer of a share, they shall as soon as practicable and in any event within two months after the date on which the transfer was lodged with the Company (in the case of a transfer of a share in certificated form) or the date on which the Operator-instruction was received by the Company (in the case of a transfer of a share in uncertificated form to a person who is to hold it thereafter in certificated form) send to the transferee notice of the refusal together with reasons for the refusal. The directors shall send such further information about the reasons for the refusal to the transferee as the transferee may reasonably request.

32.	NO FEE FOR REGISTRATION

No fee shall be charged for the registration of any instrument of transfer or other document or instruction relating to or affecting the title to any share.

33.	RETENTION OR RETURN OF INSTRUMENT OF TRANSFER

The Company shall be entitled to retain any instrument of transfer which is registered, but any instrument of transfer which the directors refuse to register shall (except in the case of fraud) be returned to the person lodging it when notice of the refusal is given.

34.	RECOGNITION OF RENUNCIATION

Nothing in these articles shall preclude the directors from recognising a renunciation of the allotment of any share by the allottee in favour of some other person.

TRANSMISSION OF SHARES

35.	TRANSMISSION ON DEATH

If a member dies the survivor or survivors where he was a joint holder, or his personal representatives where he was a sole holder or the only survivor of joint holders, shall be the only persons recognised by the Company as having any title to his interest. However, nothing in this article 35 shall release the estate of a deceased member from any liability in respect of any share which had been solely or jointly held by him.

36.	ELECTION OF PERSON ENTITLED BY TRANSMISSION

A person becoming entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law may, upon such evidence being produced as the directors may properly require to show his title to the share, elect either to become the holder of the share or to have some person nominated by him registered as the transferee. If he elects to become the holder he shall give notice to the Company to that effect. If he elects to have another person registered he shall transfer title to the share to that person. All the provisions of these articles relating to the transfer of shares shall apply to the notice or instrument of transfer (if any) as if it were an instrument of transfer signed by the member and the death or bankruptcy of the member or other event giving rise to the entitlement to the share by operation of law had not occurred.

37.	RIGHTS OF PERSON ENTITLED BY TRANSMISSION

A person becoming entitled to a share by reason of the death or bankruptcy of a member or otherwise by operation of law shall, after giving notice to the Company of his entitlement to the share and upon such evidence being produced as the directors may properly require to show his title to the share, have the rights to which he would be entitled if he were the holder of the share, except that he shall not, before being registered as the holder of the share, be entitled in respect of it to attend or vote at any general meeting or at any separate meeting of the holders of any class of shares. A person entitled to a share who has elected for that share to be transferred to some other person pursuant to article 36 shall cease to be entitled to any rights in relation to such share upon that other person being registered as the holder of that share.

DISCLOSURE OF INTERESTS

38.	DISCLOSURE OF INTERESTS

38.1	If a member, or any other person appearing to be interested in shares held by that member, has been given a notice under section 793 of the Companies Act 2006 and has failed in relation to any shares (the “default shares”) to give the Company the information thereby required within 14 days from the date of giving the notice, the following sanctions shall apply, unless the directors otherwise determine in their absolute discretion, in relation to the default shares, including following any transfer of the default shares unless the transfer is an excepted transfer under this article 38:

38.1.1	the member shall not be entitled in respect of the default shares to be present or to vote (either in person or by representative or proxy) at any general meeting or at any separate meeting of the holders of any class of shares or on any poll; and

38.1.2	where the default shares represent at least 0.25 per cent of their class (calculated exclusive of treasury shares):

(A)	any dividend payable in respect of the shares shall be withheld by the Company, which shall not have any obligation to pay interest on it, and the member shall not be entitled to elect, pursuant to these articles, to receive shares instead of that dividend; and

(B)	no transfer, other than an excepted transfer, of any shares held by the member in certificated form shall be registered unless:

(1)	the member is not himself in default as regards supplying the information required; and

(2)	the member proves to the satisfaction of the directors that no person in default as regards supplying such information is interested in any of the shares the subject of the transfer;

38.2	Where the sanctions under article 38.1 apply in relation to any shares, they shall cease to have effect at the end of the period of seven days (or such shorter period as the directors may determine) following the earlier of:

38.2.1	receipt by the Company of the information required by the notice mentioned in that article; and

38.2.2	receipt by the Company of notice that the shares have been transferred by means of an excepted transfer.

The directors may suspend or cancel any of the sanctions at any time in relation to any shares.

38.3	Any new shares in the Company issued in right of default shares shall be subject to the same sanctions as apply to the default shares, and the directors may make any right to an allotment of the new shares subject to sanctions corresponding to those which will apply to those shares on issue, provided that:

38.3.1	any sanctions applying to, or to a right to, new shares by virtue of this article 38.3 shall cease to have effect when the sanctions applying to the related default shares cease to have effect (and shall be suspended or cancelled if and to the extent that the sanctions applying to the related default shares are suspended or cancelled); and

38.3.2	article 38.1 shall apply to the exclusion of this article 38.3 if the Company gives a separate notice under section 793 of the Companies Act 2006 in relation to the new shares.

38.4	Where, on the basis of information obtained from a member in respect of any share held by him, the Company gives a notice under section 793 of the Companies Act 2006 (a “Section 793 Notice”) to any other person, it shall at the same time send a copy of the notice to the member. The accidental omission to do so, or the non-receipt by the member of the copy, shall, however, not invalidate or otherwise affect the application of this article 38.

38.5	Where the member on whom a Section 793 Notice has been served is a Depositary, the obligations of the Depositary acting in its capacity as such shall be limited to disclosing to the Company such information relating to any person appearing to be interested in the shares held by it as has been recorded by the Depositary in accordance with the arrangements entered into by the Company or approved by the board pursuant to which it was appointed as a Depositary.

38.6	For the purposes of this article 38:

38.6.1	a person, other than the member holding a share, shall be treated as appearing to be interested in that share if the member has informed the Company that the person is, or may be, so interested, or if the Company (after taking account of any information obtained from the member or, pursuant to a notice under section 793 of the Companies Act 2006, from anyone else) knows or has reasonable cause to believe that the person is, or may be, so interested;

38.6.2	“interested” shall be construed in the same way as it is for the purpose of section 793 of the Companies Act 2006;

38.6.3	reference to a person having failed to give the Company the information required by a notice, includes (i) reference to his having failed or refused to give all or any part of it; (ii) reference to his having given any information which he knows to be false in a material particular or having recklessly given information which is false in a material particular; and (iii) reference to the Company knowing or having reasonable cause to believe that any of the information provided is false or materially incorrect or incomplete; and

38.6.4	an “excepted transfer” means, in relation to any shares held by a member:

(A)	a transfer pursuant to acceptance of a takeover offer (within the meaning of section 974 of the Companies Act 2006) in respect of shares in the Company;

(B)	a transfer in consequence of a sale made through a recognised investment exchange (as defined in the Financial Services and Markets Act 2000) or any other stock exchange outside the United Kingdom on which the Company’s shares are normally traded; or

(C)	a transfer which is shown to the satisfaction of the directors to be made in consequence of a sale of the whole of the beneficial interest in the shares to a person who is unconnected with the member and with any other person appearing to be interested in the shares.

38.7	Nothing in this article 38 shall limit the powers of the Company under section 794 of the Companies Act 2006 or any other powers of the Company whatsoever.

UNTRACED MEMBERS

39.	UNTRACED MEMBERS

39.1	The Company shall be entitled to sell at the best price reasonably obtainable any share held by a member, or any share to which a person is entitled by transmission (including in consequence of the death or bankruptcy of the member or otherwise by operation of law), if:

39.1.1	for a period of 12 years no cheque or warrant or other method of payment for amounts payable in respect of the share sent and payable in a manner authorised by these articles has been cashed or effected and no communication has been received by the Company from the member or person concerned;

39.1.2	during that period the Company has paid at least three dividends (whether interim or final) and no such dividend has been claimed by the member or person concerned;

39.1.3	the Company has, after the expiration of that period, sent a notice to the registered address or last known address of the member or person concerned of its intention to sell such share and before sending such a notice to the member or other person concerned, the Company must have used reasonable efforts to trace the member or other person entitled, engaging, if considered appropriate, a professional asset reunification company or other tracing agent; and

39.1.4	the Company has not during the further period of three months following the sending of the notice referred to in article 39.1.3 above and prior to the sale of the share received any communication from the member or person concerned.

39.2	The Company shall also be entitled to sell at the best price reasonably obtainable any additional share issued during the said period of 12 years in right of any share to which article 39.1 applies (or in right of any share so issued), if the criteria in articles 39.1.1, 39.1.3 and 39.1.4 are satisfied in relation to the additional share (but as if the words “for a period of 12 years” were omitted from article 39.1.1 and the words “, after the expiration of that period,” were omitted from article 39.1.3).

39.3	To give effect to the sale of any share pursuant to this article 39:

39.3.1	in the case of a share in certificated form, the directors may authorise any person to execute an instrument of transfer of the share to the purchaser or a person nominated by the purchaser and take such other steps (including the giving of directions to or on behalf of the holder, who shall be bound by them) as it thinks fit to effect the transfer; and

39.3.2	in the case of a share in uncertificated form, the directors may:

(A)	to enable the Company to deal with the share in accordance with the provisions of this article 39, require the Operator of a relevant system to convert the share into certificated form; and

(B)	after such conversion, authorise any person to execute an instrument of transfer of the shares to the purchaser or person nominated by the purchaser and take such other steps (including the giving of directions to or on behalf of the holder, who shall be bound by them) as it thinks fit to effect the transfer.

39.4

The purchaser shall not be bound to see to the application of the proceeds of sale, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the sale. The Company shall, subject to the provisions of this article 39.4, be indebted to the former member or other person previously entitled to the share for an amount equal to the net proceeds of the sale, but no trust or duty to account shall arise and no interest shall be payable in respect of the proceeds of sale and any money earned on the proceeds of sale may be kept by the Company and used in the business of the Company or invested in any way that the directors may from time to time decide. If no valid claim for the proceeds of sale has been received by the Company during a period of six years from the date on which the relevant shares were sold by the Company under this article 39, the net proceeds of sale shall be forfeited and such former member or other person previously entitled to the share shall no longer be a creditor for the proceeds of sale and the Company will not be obliged to account to such persons for, or be liable to such persons in relation to, the proceeds of sale.

ALTERATION OF CAPITAL

40.	CONSOLIDATION AND SUB-DIVISION

40.1	The Company may by ordinary resolution:

40.1.1	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares; and

40.1.2	sub-divide its shares, or any of them, into shares of a smaller amount than its existing shares; and determine that, as between the shares resulting from the sub-division, any of them may have any preference or advantage as compared with the others.

40.2	Where any difficulty arises in regard to any consolidation or division, the directors may settle such difficulty as they see fit. In particular, without limitation, the directors may sell to any person (including the Company) the shares representing the fractions for the best price reasonably obtainable and distribute the net proceeds of sale in due proportion among those members or retain such net proceeds for the benefit of the Company and:

40.2.1	in the case of shares in certificated form, the directors may authorise any person to execute an instrument of transfer of the shares to the purchaser or a person nominated by the purchaser and take such other steps (including the giving of directions to or on behalf of the holder, who shall be bound by them) as they think fit to effect such transfer; and

40.2.2	in the case of shares in uncertificated form, the directors may:

(A)	to enable the Company to deal with the share in accordance with the provisions of this article 40, require the Operator of a relevant system to convert the share into certificated form; and

(B)	after such conversion, authorise any person to execute an instrument of transfer of the shares to the purchaser or a person nominated by the purchaser and take such other steps (including the giving of directions to or on behalf of the holder, who shall be bound by them) as they think fit to effect the transfer.

40.3	The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

NOTICE OF GENERAL MEETINGS

41.	CALLING GENERAL MEETINGS

The directors may call general meetings. If there are not sufficient directors to form a quorum in order to call a general meeting, any director may call a general meeting. If there is no director, any member of the Company may call a general meeting.

42.	NOTICE OF ANNUAL GENERAL MEETINGS AND OTHER GENERAL MEETINGS

An annual general meeting and all other general meetings of the Company shall be called by at least such minimum period of notice as is prescribed or permitted under the Acts. The notice shall specify the place, the date and the time of meeting and the general nature of the business to be transacted, and in the case of an annual general meeting shall specify the meeting as such. Where the Company has given an electronic address in any notice of meeting, any document or information relating to proceedings at the meeting may be sent by electronic means to that address, subject to any conditions or limitations specified in the relevant notice of meeting. Subject to the provisions of these articles and to any rights or restrictions attached to any shares, notices shall be given to all members, to all persons entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law and to the directors and auditors of the Company.

43.	OMISSION OR FAILURE TO GIVE NOTICE AND NON-RECEIPT OF NOTICE

The accidental omission to give notice of a meeting to, or the failure to give notice due to circumstances beyond the Company’s control to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

PROCEEDINGS AT GENERAL MEETINGS

44.	QUORUM

No business shall be transacted at any meeting unless a quorum is present. Two persons entitled to vote upon the business to be transacted in respect of a majority of the issued shares of the Company, each being a member or a proxy for a member or a duly authorised representative of a corporation which is a member (including for this purpose two persons who are proxies or corporate representatives of the same member), shall be a quorum.

45.	PROCEDURE IF QUORUM NOT PRESENT

If a quorum is not present within half an hour after the time appointed for holding the meeting, or if during a meeting a quorum ceases to be present, the meeting shall stand adjourned in accordance with article 50.1.

46.	CHAIRING GENERAL MEETINGS

Meetings of the shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting: the chairman of the board, if any, the vice-chairman of the board, if any, the president, a vice-president, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The secretary, or in his absence, an assistant secretary, shall act as secretary of every meeting, but if neither the secretary nor an assistant secretary is present the chairman of the meeting shall appoint a secretary of the meeting.

47.	SECURITY ARRANGEMENTS AND ORDERLY CONDUCT

47.1	The directors or the chairman of the meeting may direct that any person wishing to attend any general meeting should submit to and comply with such searches or other security arrangements (including without limitation, requiring evidence of identity to be produced before entering the meeting and placing restrictions on the items of personal property which may be taken into the meeting) as they or he consider appropriate in the circumstances. The directors or the chairman of the meeting may in their or his absolute discretion refuse entry to, or eject from, any general meeting any person who refuses to submit to a search or otherwise comply with such security arrangements.

47.2	The directors or the chairman of the meeting may take such action, give such direction or put in place such arrangements as they or he consider appropriate to secure the safety of the people attending the meeting and to promote the orderly conduct of the business of the meeting. Any decision of the chairman of the meeting on matters of procedure or matters arising incidentally from the business of the meeting, and any determination by the chairman of the meeting as to whether a matter is of such a nature, shall be final.

48.	DIRECTORS ENTITLED TO ATTEND AND SPEAK

Directors may attend and speak at general meetings and at any separate meeting of the holders of any class of shares, whether or not they are members. The directors or the chairman of the meeting may permit other persons who are not members of the Company or otherwise entitled to exercise the rights of members in relation to general meetings to attend and, at the chairman of the meeting’s absolute discretion, speak at a general meeting or at any separate class meeting.

49.	ATTENDANCE AND PARTICIPATION AT DIFFERENT PLACES AND BY ELECTRONIC MEANS

49.1	In the case of any general meeting, the directors may, notwithstanding the specification in the notice convening the general meeting of the place at which the chairman of the meeting shall preside (the “Principal Place”), make arrangements for simultaneous attendance and participation by electronic means allowing persons not present together at the same place to attend, speak and vote at the meeting (including the use of satellite meeting places). The arrangements for simultaneous attendance and participation at any place at which persons are participating, using electronic means may include arrangements for controlling or regulating the level of attendance at any particular venue provided that such arrangements shall operate so that all members and proxies wishing to attend the meeting are able to attend at one or other of the venues.

49.2	The members or proxies at the place or places at which persons are participating via electronic means shall be counted in the quorum for, and be entitled to vote at, the general meeting in question, and that meeting shall be duly constituted and its proceedings valid if the chairman of the meeting is satisfied that adequate facilities are available throughout the meeting to ensure that the members or proxies attending at the places at which persons are participating via electronic means are able to:

49.2.1	participate in the business for which the meeting has been convened; and

49.2.2	see and hear all persons who speak (whether through the use of microphones, loud speakers, audiovisual communication equipment or otherwise) in the Principal Place (and any other place at which persons are participating via electronic means).

49.3	For the purposes of all other provisions of these articles (unless the context requires otherwise), the members shall be treated as meeting at the Principal Place.

49.4	If it appears to the chairman of the meeting that the facilities at the Principal Place or any place at which persons are participating via electronic means have become inadequate for the purposes set out in articles 49.2.1 and 49.2.2 above, the chairman of the meeting may, without the consent of the meeting, interrupt or adjourn the general meeting. All business conducted at the general meeting up to the point of the adjournment shall be valid. The provisions of article 50.3 shall apply to that adjournment.

50.	ADJOURNMENTS

50.1	If a quorum is not present within half an hour after the time appointed for holding the meeting, or if during a meeting a quorum ceases to be present, the meeting shall stand adjourned and (subject to the provisions of the Acts) the chairman of the meeting shall either specify the time and place to which it is adjourned or state that it is adjourned to such time and place as the directors may determine. If at the adjourned meeting a quorum is not present within 15 minutes after the time appointed for holding the meeting, the meeting shall be dissolved.

50.2	Without prejudice to any other power of adjournment he may have under these articles or at common law:

50.2.1	the chairman of the meeting may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting;

50.2.2	the chairman of the meeting may, without the consent of the meeting, adjourn the meeting before or after it has commenced, if the chairman of the meeting considers that:

(A)	there is not enough room for the number of members and proxies who wish to attend the meeting;

(B)	the behaviour of anyone present prevents, or is likely to prevent, the orderly conduct of the business of the meeting;

(C)	an adjournment is necessary to protect the safety of any person attending the meeting; or

(D)	an adjournment is otherwise necessary in order for the business of the meeting to be properly carried out.

If so adjourned, the chairman of the meeting shall either specify the time and place to which it is adjourned or state that it is adjourned to such time and place as the directors may determine.

50.3	Subject to the provisions of the Acts, it shall not be necessary to give notice of an adjourned meeting except that when a meeting is adjourned for 14 days or more, at least seven clear days’ notice shall be given specifying the time and place of the adjourned meeting and the general nature of the business to be transacted. No business shall be transacted at an adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place.

50.4	Subject to article 50.1, meetings can be adjourned more than once, in accordance with the procedures set out in this article 50.

AMENDMENTS TO RESOLUTIONS

51.	AMENDMENTS TO SPECIAL AND ORDINARY RESOLUTIONS

51.1	A special resolution to be proposed at a general meeting may be amended by ordinary resolution if:

51.1.1	the chairman of the meeting proposes the amendment at the general meeting at which the resolution is to be proposed; and

51.1.2	the amendment does not go beyond what is necessary to correct a clear error in the resolution.

51.2	An ordinary resolution to be proposed at a general meeting may be amended by ordinary resolution if:

51.2.1	written notice of the terms of the proposed amendment and of the intention to move the amendment have been delivered to the Company at the Office at least 48 hours before the time for holding the meeting or the adjourned meeting at which the ordinary resolution in question is proposed and the proposed amendment does not, in the reasonable opinion of the chairman of the meeting, materially alter the scope of the resolution; or

51.2.2	the chairman of the meeting, in his absolute discretion, decides that the proposed amendment may be considered or voted on.

52.	WITHDRAWAL AND RULING AMENDMENTS OUT OF ORDER

With the consent of the chairman of the meeting, an amendment may be withdrawn by its proposer before it is voted on. If an amendment proposed to any resolution under consideration is ruled out of order by the chairman of the meeting, the proceedings on the resolution shall not be invalidated by any error in the ruling.

POLLS

53.	VOTING BY POLL

A resolution put to the vote of a general meeting must be decided by a poll. For so long as any shares are held by Cede & Co., this article 53 may only be amended by unanimous shareholder resolution.

54.	CHAIRMAN’S DECLARATION

A declaration by the chairman of the meeting that a resolution has been carried or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority, and an entry in respect of such declaration in the minutes of the meeting, shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

55.	POLLS TO BE TAKEN AS CHAIRMAN DIRECTS

Polls at general meetings shall be taken when, where and in such manner as the chairman of the meeting directs. The chairman of the meeting may appoint scrutineers (who need not be members) and decide how and when the result of the poll is to be declared. The result of a poll shall be the decision of the meeting in respect of the resolution on which the poll was taken.

VOTES OF MEMBERS

56.	VOTING RIGHTS

Subject to any rights or restrictions attached to any shares:

56.1.1	on a poll every member present in person or by duly appointed proxy or corporate representative has one vote for every share of which he is the holder or in respect or which his appointment as proxy or corporate representative has been made; and

56.1.2	a member, proxy or corporate representative entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses the same way.

57.	VOTING RECORD DATE

For the purposes of determining which persons are entitled to attend or vote at a general meeting, and how many votes such persons may cast, the Company may specify in the notice convening the meeting a time, being not more than 60 days nor less than 10 days before the time fixed for the meeting, by which a person must be entered on the register in order to have the right to attend or vote at the meeting and changes to the register after the time specified by virtue of this Article 57 shall be disregarded in determining the rights of any person to attend or vote at the meeting.

58.	VOTES OF JOINT HOLDERS

In the case of joint holders the vote of the joint holder whose name appears first on the register of members in respect of the joint holding shall be accepted to the exclusion of the votes of the other joint holders.

59.	VOTES ON BEHALF OF AN INCAPABLE MEMBER

A member in respect of whom an order has been made by any court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder may vote, on a poll, by any person authorised in that behalf by that court and the person so authorised may exercise other rights in relation to general meetings, including appointing a proxy. Evidence to the satisfaction of the directors of the authority of the person claiming the right to vote shall be delivered to the Office, or such other place as is specified in accordance with these articles for the delivery or receipt of appointments of proxy, not less than 24 hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised, and in default the right to vote shall not be exercisable.

60.	NO RIGHT TO VOTE WHERE SUMS OVERDUE

No member shall have the right to vote at any general meeting or at any separate meeting of the holders of any class of shares, either in person or by proxy, in respect of any share held by him unless all amounts presently payable by him in respect of that share have been paid.

61.	OBJECTIONS AND VALIDITY OF VOTES

61.1	Any objection to the qualification of any person voting at a general meeting or on a poll or to the counting of, or failure to count, any vote, must be made at the meeting or adjourned meeting or at the time the poll is taken (if not taken at the meeting or adjourned meeting) at which the vote objected to is tendered. Any objection made in due time shall be referred to the chairman of the meeting whose decision shall be final and conclusive. If a vote is not disallowed by the chairman of the meeting it is valid for all purposes.

61.2	The Company shall not be bound to enquire whether any proxy or corporate representative votes in accordance with the instructions given to him by the member he represents and if a proxy or corporate representative does not vote in accordance with the instructions of the member he represents the vote or votes cast shall nevertheless be valid for all purposes.

PROXIES AND CORPORATE REPRESENTATIVES

62.	APPOINTMENT OF PROXIES

62.1	A member is entitled to appoint another person as his proxy to exercise all or any of his rights to attend and to speak and vote at a meeting of the Company. Delivery of an appointment of proxy shall not preclude a member from attending and voting at the meeting or at any adjournment of it. A proxy need not be a member. A member may appoint more than one proxy in relation to a meeting, provided that each proxy is appointed to exercise the rights attached to a different share or shares held by him. References in these articles to an appointment of proxy include references to an appointment of multiple proxies.

62.2	Where two or more valid appointments of proxy are received in respect of the same share in relation to the same meeting, the one which is last sent shall be treated as replacing and revoking the other or others. If the Company is unable to determine which is last sent, the one which is last received shall be so treated. If the Company is unable to determine either which is last sent or which is last received, none of such appointments shall be treated as valid in respect of such share.

63.	FORM OF PROXY APPOINTMENT

63.1	Subject to article 64 an appointment of proxy shall be in writing in any usual form or in any other form which the directors may approve and shall be executed by or on behalf of the appointor which in the case of a corporation may be either under its common seal or under the hand of a duly authorised officer or other person duly authorised for that purpose. The signature on the appointment of proxy need not be witnessed.

63.2	Where the appointment of a proxy is expressed to have been or purports to have been executed by a duly authorised person on behalf of a member:

63.2.1	the Company may treat the appointment as sufficient evidence of that person’s authority to execute the appointment of proxy on behalf of that member; and

63.2.2	the member shall, if requested by or on behalf of the Company, send or procure the sending of any authority under which the appointment of proxy has been executed, or a certified copy of any such authority to such address and by such time as required under article 65 and, if the request is not complied with in any respect, the appointment of proxy may be treated as invalid.

64.	PROXIES SENT OR SUPPLIED IN ELECTRONIC FORM

The directors may (and shall if and to the extent that the Company is required to do so by the Acts) allow an appointment of proxy to be sent or supplied in electronic form subject to any conditions or limitations as the directors may specify. Where the Company has given an electronic address in any instrument of proxy or invitation to appoint a proxy, any document or information relating to proxies for the meeting (including any document necessary to show the validity of, or otherwise relating to, an appointment of proxy, or notice of the termination of the authority of a proxy) may be sent by electronic means to that address, subject to any conditions or limitations specified in the relevant notice of meeting.

65.	RECEIPT OF APPOINTMENTS OF PROXY

65.1	An appointment of proxy may:

65.1.1	in the case of an appointment of proxy in hard copy form, be received at the Office or such other place as is specified in the notice convening the meeting, or in any appointment of proxy or any invitation to appoint a proxy sent out or made available by the Company in relation to the meeting, not less than 24 hours before the time for holding the meeting or adjourned meeting to which it relates;

65.1.2	in the case of an appointment of proxy in electronic form, be received at the electronic address specified in the notice convening the meeting, or in any instrument of proxy or any invitation to appoint a proxy sent out or made available by the Company in relation to the meeting, not less than 24 hours before the time for holding the meeting or adjourned meeting to which it relates; and

65.1.3	in the case of a poll taken subsequently to the date of the meeting or adjourned meeting, be received as aforesaid not less than 24 hours (or such shorter time as the directors may determine) before the time appointed for the taking of the poll.

65.2	The directors may specify in the notice convening the meeting that in determining the time for delivery of proxies pursuant to this article 65, no account shall be taken of any part of any day that is not a working day. An appointment of proxy which is not received or delivered in a manner so permitted shall be invalid.

66.	TERMINATION OF APPOINTMENTS OF PROXY

A vote given by proxy shall be valid notwithstanding the previous termination of the authority of the person voting, unless notice of the termination was delivered in writing to the Company at such place or address at which an appointment of proxy may be duly received under article 65 not later than the last time at which an appointment of proxy should have been received under article 65 in order for it to be valid.

67.	AVAILABILITY OF APPOINTMENTS OF PROXY

The directors may at the expense of the Company send or make available appointments of proxy or invitations to appoint a proxy to the members by post or by electronic means or otherwise (with or without provision for their return prepaid) for use at any general meeting or at any separate meeting of the holders of any class of shares, either in blank or nominating in the alternative any one or more of the directors or any other person. If for the purpose of any meeting, appointments of proxy or invitations to appoint as proxy a person or one of a number of persons specified in the invitations are issued at the Company’s expense, they shall be issued to all (and not to some only) of the members entitled to be sent a notice of the meeting and to vote at it. The accidental omission, or the failure due to circumstances beyond the Company’s control, to send or make available such an appointment of proxy or give such an invitation to, or the non-receipt thereof by, any member entitled to attend and vote at a meeting shall not invalidate the proceedings at that meeting.

68.	CORPORATIONS ACTING BY REPRESENTATIVES

68.1	Subject to the provisions of the Acts, any corporation (other than the Company itself) which is a member of the Company may, by resolution of its directors or other governing body, authorise a person or persons to act as its representative or representatives at any meeting of the Company, or at any separate meeting of the holders of any class of shares. The corporation shall for the purposes of these articles be deemed to be present in person at any such meeting if a person or persons so authorised is present at it. The Company may require such person or persons to produce a certified copy of the resolution before permitting him to exercise his powers.

68.2	A vote given by a corporate representative shall be valid notwithstanding that he is no longer authorised to represent the member unless notice of the termination was delivered in writing to the Company at such place or address and by such time as is specified in article 65 for the receipt of an appointment of proxy.

APPOINTMENT AND RETIREMENT OF DIRECTORS

69.	NUMBER OF DIRECTORS

Unless otherwise determined by the Company by ordinary resolution the number of directors shall not be less than two.

70.	POWER OF COMPANY TO APPOINT A DIRECTOR

Subject to the provisions of these articles, the Company may by ordinary resolution appoint a person who is willing to act as a director, and is permitted by law to do so, to be a director, either to fill a vacancy or as an additional director.

71.	PROCEDURE FOR APPOINTMENT OR REAPPOINTMENT AT GENERAL MEETING

No person other than a director retiring at the meeting shall be appointed or reappointed a director at any general meeting unless:

71.1.1	he is recommended by the directors; or

71.1.2	not less than seven nor more than 35 days before the date appointed for holding the meeting, notice executed by a member qualified to vote on the appointment or reappointment has been given to the Company of the intention to propose that person for appointment or reappointment, stating the particulars which would, if he were appointed or reappointed, be required to be included in the Company’s register of directors, together with notice executed by that person of his willingness to be appointed or reappointed.

72.	ELECTION OF TWO OR MORE DIRECTORS

At a general meeting a motion for the appointment of two or more persons as directors by a single resolution shall not be made, unless a resolution that it shall be so made has first been agreed to by the meeting without any vote being given against it. For the purposes of this article 72 a motion for approving a person’s appointment or for nominating a person for appointment shall be treated as a motion for his appointment.

73.	POWER OF DIRECTORS TO APPOINT A DIRECTOR

The directors may appoint a person who is willing to act as a director, and is permitted by law to do so, to be a director, either to fill a vacancy or as an additional director, provided that the appointment does not cause the number of directors to exceed any number fixed as the maximum number of directors. A director so appointed shall retire at the next annual general meeting notice of which is first given after his appointment and shall then be eligible for reappointment.

74.	ANNUAL RETIREMENT OF DIRECTORS

At each annual general meeting all of the directors shall retire from office except any director appointed by the board after the notice of that annual general meeting has been given and before that annual general meeting has been held.

75.	FILLING OF VACANCY

If the Company, at the meeting at which a director retires, does not fill the vacancy the retiring director shall, if willing to act, be deemed to have been reappointed unless at the meeting it is resolved not to fill the vacancy or a resolution for the reappointment of the director is put to the meeting and lost.

76.	DIRECTOR NOT REAPPOINTED AT ANNUAL GENERAL MEETING

A director who retires at an annual general meeting may be reappointed. If he is not reappointed or deemed to have been reappointed, he shall retain office until the meeting elects someone in his place or, if it does not do so, until the close of the meeting.

DISQUALIFICATION AND REMOVAL OF DIRECTORS

77.	REMOVAL OF DIRECTOR

In addition to any power of removal under the Acts, the Company may, by special resolution, remove a director before the expiration of his period of office and, subject to these articles, may, by ordinary resolution, appoint another person who is willing to act as a director, and is permitted by law to do so, to be a director instead of him.

78.	TERMINATION OF A DIRECTOR’S APPOINTMENT

A person ceases to be a director as soon as:

78.1.1	that person ceases to be a director by virtue of any provision of the Acts or is prohibited from being a director by law;

78.1.2	a bankruptcy order is made against that person;

78.1.3	a composition is made with that person’s creditors generally in satisfaction of that person’s debts; or

78.1.4	notification is received by the Company from that person that he is resigning or retiring from his office as director, and such resignation or retirement has taken effect in accordance with its terms.

POWERS OF DIRECTORS

79.	GENERAL POWERS OF THE COMPANY VESTED IN THE DIRECTORS

The business of the Company shall be managed by the directors who, subject to the provisions of these articles and to any directions given by special resolution of the Company to take, or refrain from taking, specified action, may exercise all the powers of the Company. No alteration of these articles and no such direction shall invalidate any prior act of the directors which would have been valid if that alteration had not been made or that direction had not been given. The general management powers given by this article 79 shall not be limited by any special authority or power given to the directors by any other article.

80.	PROVISION FOR EMPLOYEES ON CESSATION OR TRANSFER OF BUSINESS

The directors may decide to make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiary undertakings (other than a director or former director or shadow director) in connection with the cessation or transfer to any person of the whole or part of the undertaking of the Company or that subsidiary undertaking.

81.	DELEGATION TO PERSONS OR COMMITTEES

81.1	Subject to the provisions of these articles, the directors may delegate any of the powers which are conferred on them under the articles:

81.1.1	to such person or committee;

81.1.2	by such means (including by power of attorney);

81.1.3	to such an extent;

81.1.4	in relation to such matters or territories; and

81.1.5	on such terms and conditions,

as they think fit.

81.2	If the directors so specify, any such delegation may authorise further delegation of the directors’ powers by any person to whom they are delegated.

81.3	The directors may revoke any delegation in whole or part, or alter its terms and conditions.

81.4	The power to delegate under this article 81 includes power to delegate the determination of any fee, remuneration or other benefit which may be paid or provided to any director.

81.5	Subject to article 81.6, the proceedings of any committee appointed under article 81.1.1 with two or more members shall be governed by such of these articles as regulate the proceedings of directors so far as they are capable of applying.

81.6	The directors may make rules regulating the proceedings of such committees, which shall prevail over any rules derived from these articles pursuant to article 81.5 if, and to the extent that, they are not consistent with them.

81.7	References to a committee of the directors are to a committee established in accordance with these articles, whether or not comprised wholly of directors.

DIRECTORS’ REMUNERATION, GRATUITIES AND BENEFITS

82.	DIRECTORS’ REMUNERATION

82.1	Until otherwise determined by the Company by ordinary resolution, there shall be paid to the directors who do not hold executive office such fees for their services in the office of director as the directors may determine. The fees shall be deemed to accrue from day to day and shall be distinct from and additional to any remuneration or other benefits which may be paid or provided to any director pursuant to any other provision of these articles.

82.2	Any director who holds any other office in the Company (including for this purpose the office of chairman, president or lead director), or who serves on any committee of the directors, or who performs, or undertakes to perform, services which the directors consider go beyond the ordinary duties of a director may be paid such additional remuneration (whether by way of fixed sum, bonus, commission, participation in profits or otherwise) as the directors may determine.

83.	EXPENSES

The directors may also be paid all reasonable expenses properly incurred by them in connection with their attendance at meetings of the directors or of committees of the directors or general meetings or separate meetings of the holders of any class of shares or of debentures of the Company and any reasonable expenses properly incurred by them otherwise in connection with the exercise of their powers and the discharge of their responsibilities in relation to the Company.

84.	DIRECTORS’ GRATUITIES AND BENEFITS

The directors may (by the establishment of, or maintenance of, schemes or otherwise) provide benefits, whether by the payment of allowances, gratuities or pensions, or by insurance or death, sickness or disability benefits or otherwise, for any director or any former director of the Company or of any body corporate which is or has been a subsidiary undertaking of the Company or a predecessor in business of the Company or of any such subsidiary undertaking, and for any member of his family (including a spouse or civil partner or a former spouse or former civil partner) or any person who is or was dependent on him and may (before as well as after he ceases to hold such office) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

DIRECTORS’ APPOINTMENTS AND INTERESTS

85.	OTHER INTERESTS AND OFFICES

85.1	Provided that he has disclosed to the directors the nature and extent of any material interest of his, a director notwithstanding his office:

85.1.1	may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested;

85.1.2	may be a director or other officer of, or be employed by, or hold any position with, or be a party to any transaction or arrangement with, or otherwise interested in, any body corporate in which the Company is interested.

85.2	No transaction or arrangement shall be liable to be avoided on the ground of any interest, office, employment or position within article 85.1 above and the relevant director:

85.2.1	shall not infringe his duty to avoid a situation in which he has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company as a result of any such office, employment or position, or any such transaction or arrangement, or any interest in any such body corporate;

85.2.2	shall not, by reason of his office as a director of the Company be accountable to the Company for any benefit which he derives from any such office, employment or position, or any such transaction or arrangement, or from any interest in any such body corporate;

85.2.3	shall not be required to disclose to the Company, or use in performing his duties as a director of the Company, any confidential information relating to any such office, employment, or position if to make such a disclosure or use would result in a breach of a duty or obligation of confidence owed by him in relation to or in connection with such office, employment or position; and

85.2.4	may absent himself from discussions, whether in meetings of the directors or otherwise, and exclude himself from information, which will or may relate to such office, employment, position, transaction, arrangement or interest.

85.3	For the purposes of articles 85.1, 85.2 and 85.3:

85.3.1	a general notice given to the directors that a director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the director has an interest in any such transaction of the nature and extent so specified;

85.3.2	an interest of which a director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his;

85.3.3	a director shall be deemed to have disclosed the nature and extent of an interest which consists of him being a director, officer or employee of any subsidiary undertaking of the Company;

85.3.4	a director need not disclose an interest if it cannot be reasonably regarded as likely to give rise to a conflict of interest; and

85.3.5	a director need not disclose an interest if, or to the extent that, the other directors are already aware of it (and for this purpose the other directors are treated as aware of anything of which they ought reasonably to be aware).

85.4	The directors may (subject to such terms and conditions, if any, as they may think fit to impose from time to time, and subject always to their right to vary or terminate such authorisation) authorise, to the fullest extent permitted by law:

85.4.1	any matter which would otherwise result in a director infringing his duty to avoid a situation in which he has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company and which may reasonably be regarded as likely to give rise to a conflict of interest (including a conflict of interest and duty or conflict of duties); and

85.4.2	a director to accept or continue in any office, employment or position in addition to his office as a director of the Company and, without prejudice to the generality of article 85.4.1, may authorise the manner in which a conflict of interest arising out of such office, employment or position may be dealt with, either before or at the time that such a conflict of interest arises, provided that the authorisation is effective only if (i) any requirement as to the quorum at the meeting at which the matter is considered is met without counting the director in question or any other interested director, and (ii) the matter was agreed to without their voting or would have been agreed to if their votes had not been counted.

85.5	If a matter, or office, employment or position, has been authorised by the directors in accordance with article 85.4 and this article 85.5 then (subject to such terms and conditions, if any, as the directors may think fit to impose from time to time, and subject always to their right to vary or terminate such authorisation or the permissions set out below) no transaction or arrangement relating to any such matter shall be liable to be avoided on the ground of any such matter, or office, employment or position and the relevant director:

85.5.1	shall not infringe his duty to avoid a situation in which he has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company as a result of any such matter, or office, employment or position;

85.5.2	shall not, by reason of his office as a director of the Company, be accountable to the Company for any benefit which he derives from any such matter, or from any such office, employment or position;

85.5.3	shall not be required to disclose to the Company, or use in performing his duties as a director of the Company, any confidential information relating to such matter, or such office, employment or position if to make such a disclosure or use would result in a breach of a duty or obligation of confidence owed by him in relation to or in connection with that matter, or that office, employment or position; and

85.5.4	may absent himself from discussions, whether in meetings of the directors or otherwise, and exclude himself from information, which will or may relate to that matter, or that office, employment or position.

PROCEEDINGS OF DIRECTORS

86.	PROCEDURES REGARDING BOARD MEETINGS

86.1	Subject to the provisions of these articles, the directors may make any rule which they think fit about how they take decisions, and about how such rules are to be recorded or communicated to directors.

86.2	A director may, and the secretary at the request of a director shall, call a meeting of the directors.

86.3	Notice of a board meeting may be given to a director personally, or by telephone, or sent in hard copy form to him at a postal address in the United States of America notified by him to the Company for this purpose, or sent in electronic form to such electronic address (if any) as may for the time being be notified by him to the Company for that purpose. It shall not be necessary to give notice of a board meeting to a director who is for the time being absent from the United States of America unless he has requested that notices of board meetings shall during his absence be given in hard copy form or in electronic form to him at a postal address or electronic address notified by him to the Company for that purpose. Such notices, however, need not be given any earlier than notices given to directors not so absent. A director may waive notice of any board meeting and any such waiver may be retrospective.

86.4	Questions arising at a meeting shall be decided by a majority of votes. In case of an equality of votes, the chairman shall not have a second or casting vote.

86.5	A meeting of the directors may consist of a conference between directors some or all of whom are in different places provided that each director who participates in the meeting is able:

86.5.1	to hear each of the other participating directors addressing the meeting; and

86.5.2	if he so wishes, to address each of the other participating directors simultaneously,

whether directly, by conference telephone or by any other form of communication equipment (whether in use when this article 86 is adopted or developed subsequently) or by a combination of such methods. A quorum shall be deemed to be present if those conditions are satisfied in respect of at least the number of directors required to form a quorum. A meeting held in this way shall be deemed to take place at the place where the largest group of directors is assembled or, if no such group is readily identifiable, at the place from where the chairman of the meeting participates at the start of the meeting.

87.	NUMBER OF DIRECTORS BELOW MINIMUM

The continuing directors or a sole continuing director may act notwithstanding any vacancies in their number, but, if the number of directors is less than either the number fixed as the minimum, or the quorum required for a meeting of the directors (or both) the continuing directors or director may act only for the purpose of filling vacancies or of calling a general meeting.

88.	ELECTION AND REMOVAL OF CHAIRMAN AND LEAD DIRECTOR

The directors may elect from their number, and remove, a chairman and a lead director of the board of directors. The chairman, or in his absence the lead director, shall preside at all meetings of the directors, but if there is no chairman or lead director, or if at the meeting neither the chairman nor the lead director is present within ten minutes after the time appointed for the meeting, or if neither of them is willing to act as chairman, the directors present may choose one of their number to be chairman of the meeting.

89.	RESOLUTIONS IN WRITING

A resolution in writing agreed to by all the directors entitled to receive notice of a meeting of the directors and who would be entitled to vote (and whose vote would have been counted) on the resolution at a meeting of the directors shall (if that number is sufficient to constitute a quorum) be as valid and effectual as if it had been passed at a meeting of the directors, duly convened and held. A resolution in writing is adopted when all such directors have signed one or more copies of it or have otherwise indicated their agreement to it in writing.

90.	QUORUM

No business shall be transacted at any meeting of the directors unless a quorum is present. The quorum may be fixed by the directors. If the quorum is not fixed by the directors, the quorum shall be a majority of the directors in office. A director shall not be counted in the quorum present in relation to a matter or resolution on which he is not entitled to vote (or when his vote cannot be counted) but shall be counted in the quorum present in relation to all other matters or resolutions considered or voted on at the meeting.

91.	PERMITTED INTERESTS AND VOTING

91.1	Subject to the provisions of these articles, a director shall not vote at a meeting of the directors on any resolution concerning a matter in which he has, directly or indirectly, a material interest (other than an interest in shares, debentures or other securities of, or otherwise in or through, the Company), unless his interest arises only because the case falls within one or more of the following:

91.1.1	the resolution relates to the giving to him of a guarantee, security, or indemnity in respect of money lent to, or an obligation incurred by him for the benefit of, the Company or any of its subsidiary undertakings;

91.1.2	the resolution relates to the giving to a third party of a guarantee, security, or indemnity in respect of an obligation of the Company or any of its subsidiary undertakings for which the director has assumed responsibility in whole or part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;

91.1.3	the resolution relates to the giving to him of any other indemnity which is on substantially the same terms as indemnities given or to be given to all of the other directors or to the funding by the Company of his expenditure on defending proceedings or the doing by the Company of anything to enable him to avoid incurring such expenditure where all other directors have been given or are to be given substantially the same arrangements;

91.1.4	the resolution relates to the purchase or maintenance for any director or directors of insurance against any liability;

91.1.5	his interest arises by virtue of his being, or intending to become, a participant in the underwriting or sub-underwriting of an offer of any shares in or debentures or other securities of the Company for subscription, purchase or exchange;

91.1.6	the resolution relates to an arrangement for the benefit of the employees and directors or former employees and former directors of the Company or any of its subsidiary undertakings, or the members of their families (including a spouse or civil partner or a former spouse or former civil partner) or any person who is or was dependent on such persons, including but without being limited to a retirement benefits scheme and an employees’ share scheme, which does not accord to any director any privilege or advantage not generally accorded to the employees or former employees to whom the arrangement relates; or

91.1.7	the resolution relates to a transaction or arrangement with any other company in which he is interested, directly or indirectly (whether as director or shareholder or otherwise), provided that he is not the holder of or beneficially interested in 1 per cent. or more of any class of the equity share capital of that company and not entitled to exercise 1 per cent. or more of the voting rights available to members of the relevant company (and for the purpose of calculating the said percentage there shall be disregarded (i) any shares held by the director as a bare or custodian trustee and in which he has no beneficial interest; (ii) any shares comprised in any authorised unit trust scheme in which the director is interested only as a unit holder; and (iii) any shares of that class held as treasury shares).

91.2	Where proposals are under consideration concerning the appointment (including the fixing or varying of terms of appointment) of two or more directors to offices or employments with the Company or any body corporate in which the Company is interested, the proposals may be divided and considered in relation to each director separately and (provided he is not for any reason precluded from voting) each of the directors concerned shall be entitled to vote and be counted in the quorum in respect of each resolution except that concerning his own appointment.

92.	SUSPENSION OR RELAXATION OF PROHIBITION ON VOTING

The Company may by ordinary resolution suspend or relax to any extent, in respect of any particular matter, any provision of these articles prohibiting a director from voting at a meeting of the directors or of a committee of the directors.

93.	QUESTIONS REGARDING DIRECTOR’S RIGHTS TO VOTE

If a question arises at a meeting of the directors as to the right of a director to vote, the question may, before the conclusion of the meeting, be referred to the chairman of the meeting (or, if the director concerned is the chairman, to the other directors at the meeting), and his ruling in relation to any director other than himself (or, as the case may be, the ruling of the majority of the other directors in relation to the chairman) shall be final and conclusive.

OFFICERS

94.	OFFICERS

94.1	The officers of the Company shall consist of a president, a secretary, a treasurer, and, if deemed necessary, expedient, or desirable by the board of directors, an executive vice president, one or more other vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers with such titles as the resolution of the board of directors choosing them shall designate. Except as may otherwise be provided in the resolution of the board of directors choosing him, no officer need be a director. Any number of offices may be held by the same person, as the directors may determine.

94.2	Unless otherwise provided in the resolution choosing him, each officer shall be chosen for a term which shall continue until the meeting of the board of directors following the next annual general meeting of shareholders and until his successor shall have been chosen and qualified.

94.3	All officers of the Company shall have such authority and perform such duties in the management and operation of the Company as shall be prescribed in the resolutions of the board of directors designating and choosing such officers and prescribing their authority and duties, and shall have such additional authority and duties as are incident to their office except to the extent that such resolutions may be inconsistent therewith. The secretary or an assistant secretary of the Company shall record all of the proceedings of all meetings and actions in writing of shareholders, directors, and committees of directors, and shall exercise such additional authority and perform such additional duties as the board shall assign to him. Any officer may be removed, with or without cause, by the board of directors. Any vacancy in any office may be filled by the board of directors.

EXECUTIVE SESSIONS

95.	EXECUTIVE SESSIONS

95.1	Executive sessions of the board shall be held at such time as the chairman of the board, if present and acting, shall fix, provided that the chairman is independent. Otherwise, the lead director, if any, shall fix the time for any executive session of the board.

95.2	Executive sessions of the board shall be held at such place as shall be fixed by the board.

95.3	Executive sessions of the board may be called by or at the direction of the chairman of the board, if any, provided that the chairman is independent. Otherwise, the lead director, if any, shall have the authority to call an executive session of the board. No call shall be necessary for executive sessions of the board held in conjunction with regular meetings of the board.

95.4	The chairman of the board, if any and if present and independent, shall preside at all executive sessions of the board. Otherwise, the lead director, if present and acting, or any other director chosen by the board, shall preside.

DIVIDENDS

96.	DECLARATION OF DIVIDENDS BY COMPANY

The Company may by ordinary resolution declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the directors.

97.	PAYMENT OF INTERIM DIVIDENDS

The directors may pay interim dividends if it appears to them that they are justified by the profits of the Company available for distribution. If the share capital is divided into different classes, the directors may pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividend as well as on shares which confer preferential rights with regard to dividend, but no interim dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrear. The directors may also pay at intervals settled by them any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment. If the directors act in good faith they shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.

98.	PAYMENT ACCORDING TO AMOUNT PAID UP

Except as otherwise provided by these articles or the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid. If any share is issued on terms that it ranks for dividend as from a particular date, it shall rank for dividend accordingly. In any other case (and except as aforesaid), dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid. For the purpose of this article 98, no account is to be taken of any amount which has been paid up on a share in advance of the due date for payment of that amount.

99.	NON-CASH DISTRIBUTION

A general meeting declaring a dividend may, upon the recommendation of the directors, direct that it shall be satisfied wholly or partly by the distribution of specific assets and in particular of fully paid shares or debentures of any other company. Where any difficulty arises in regard to the distribution, the directors may settle the same as they think fit and in particular (but without limitation) may:

99.1.1	issue fractional certificates or other fractional entitlements (or ignore fractions) and fix the value for distribution of such specific assets or any part thereof;

99.1.2	determine that cash shall be paid to any member on the basis of the value so fixed in order to adjust the rights of those entitled to participate in the dividend; and

99.1.3	vest any such specific assets in trustees.

100.	DIVIDEND PAYMENT PROCEDURE

100.1	Any dividend or other money payable relating to a share shall be paid to:

100.1.1	the holder;

100.1.2	if the share is held by more than one holder, all joint holders; or

100.1.3	the person or persons becoming entitled to the share by reason of the death or bankruptcy of a holder or otherwise by operation of law,

and such person shall be referred to as the “recipient” for the purposes of this article 100 and article 101.

100.2	Any dividend or other money payable relating to a share shall be paid by such method as the directors decide. Without limiting any other method of payment which the directors may decide upon, the payments may be made, wholly or partly:

100.2.1	by sending a cheque, warrant or any other similar financial instrument to the recipient by post addressed to his registered address or postal address given pursuant to article 108.4 or, in the case of joint recipients, by sending such cheque, warrant or any other similar financial instrument to the registered or postal address of whichever of the joint recipients’ names appears first on the register of members, or, in the case of persons entitled by operation of law, to any such persons;

100.2.2	by inter-bank transfer or any other electronic form or electronic means to an account (of a type approved by the directors) which is specified in a written instruction from the recipient (or, in the case of joint recipients, all joint recipients);

100.2.3	in respect of shares in uncertificated form, where the Company is authorised to do so by or on behalf of the recipient (or, in the case of joint recipients, all joint recipients) in such manner as the directors may from time to time consider sufficient, by means of a relevant system;

100.2.4	in some other way requested in writing by the recipients (or, in the case of joint recipients, all joint recipients) and agreed by the Company;

100.2.5	in the case of a Depositary, and subject to the approval of the directors, to such persons and postal addresses as the Depositary may direct; or

100.2.6	to such other person as may be set out in a written instruction from the recipient (or, in the case of joint recipients, all joint recipients), in which case payment shall be made in accordance with articles 100.2.1 to 100.2.4 above, as specified in the written instruction.

100.3	In respect of the payment of any dividend or other sum which is a distribution, the directors may decide, and notify recipients, that:

100.3.1	one or more of the means described in article 100.2 will be used for payment and a recipient may elect to receive the payment by one of the means so notified in the manner prescribed by the directors;

100.3.2	one or more of such means will be used for the payment unless a recipient elects otherwise in the manner prescribed by the directors; or

100.3.3	one or more of such means will be used for the payment and that recipients will not be able to elect otherwise.

The directors may for this purpose decide that different methods of payment may apply to different recipients or groups of recipients.

100.4	All cheques, warrants and similar financial instruments are sent, and payment in any other way is made, at the risk of the person who is entitled to the money and the Company will not be responsible for a payment which is lost, rejected or delayed. The Company can rely on a receipt for a dividend or other money paid in relation to a share from any one of the joint recipients on behalf of all of them. The Company is treated as having paid a dividend if the cheque, warrant or similar financial instrument is cleared or if a payment is made using a relevant system or inter-bank transfer or other electronic means.

100.5	Subject to the rights attaching to any shares:

100.5.1	any dividends or other monies payable on or in respect of a share may be declared or paid in such currency or currencies and using such exchange rate or such date for determining the value or currency conversions as the directors may determine; and

100.5.2	the directors can decide that a Depositary should receive dividends in a currency other than the currency in which they were declared and can make arrangements accordingly. In particular, if a Depositary has chosen or agreed to receive dividends in another currency, the directors can make arrangements with the Depositary for payment to be made to the Depositary for value on the date on which the relevant dividend is paid, or a later date decided by the directors.

101.	RIGHT TO CEASE SENDING PAYMENT AND UNCLAIMED PAYMENTS

101.1	The Company may cease to send any cheque or warrant, or to use any other method of payment, for any dividend payable in respect of a share if:

101.1.1	in respect of at least two consecutive dividends payable on that share the cheque or warrant has been returned undelivered or remains uncashed, or another method of payment has failed;

101.1.2	in respect of one dividend payable on that share, the cheque or warrant has been returned undelivered or remains uncashed, or another method of payment has failed, and reasonable enquiries have failed to establish any new address or account of the recipient; or

101.1.3	a recipient does not specify an address, or does not specify an account of a type prescribed by the directors, or other details necessary in order to make a payment of a dividend by the means by which the directors have decided in accordance with these articles that a payment is to be made, or by which the recipient has elected to receive payment, and such address or details are necessary in order for the company to make the relevant payment in accordance with such decision or election, but, subject to the provisions of these articles, the Company may recommence sending cheques or warrants, or using another method of payment, for dividends payable on that share if the person or persons entitled so request and have supplied in writing a new address or account to be used for that purpose.

101.2	In cases where the Company makes a payment of a dividend or other sum which is a distribution in accordance with these articles and that payment is rejected or refunded, the Company may credit that dividend or other money payable in cash to an account of the Company, to be held until the relevant recipient (or, in the case of joint recipients, all joint recipients) nominates a valid address or account to which the payment shall be made. If the Company does this, it will not be a trustee of the money and will not be liable to pay interest on it and any amount credited to an account of the Company is to be treated as having been paid to the relevant recipient (or, in the case of joint recipients, all joint recipients) at the time it is credited to that account.

102.	NO INTEREST ON DIVIDENDS

No dividend or other money payable in respect of a share shall bear interest against the Company, unless otherwise provided by the rights attached to the share.

103.	FORFEITURE OF UNCLAIMED DIVIDENDS

103.1	Any dividend or other money payable in respect of a share which has remained unclaimed for 12 years from the date when it became due for payment shall be forfeited (unless the directors decide otherwise) and shall cease to remain owing by the Company and the Company shall not be obliged to account to, or be liable in any respect to, the recipient or person who would have been entitled to the amount.

103.2	If the Company sells the share under article 39 and two years have passed following the sale of the share, any dividend or other money payable in respect of the share outstanding at the time of sale shall be forfeited and the Company shall not be obliged to account to, or be liable in any respect to, the recipient or person who would have been entitled to the amount.

104.	SCRIP DIVIDENDS

The directors may, with the authority of an ordinary resolution of the Company, offer any holders of ordinary shares the right to elect to receive new ordinary shares, credited as fully paid, instead of cash in respect of the whole (or some part, to be determined by the directors) of any dividend specified by the ordinary resolution. The following provisions shall apply:

104.1	The resolution may specify a particular dividend or dividends (whether or not declared), or may specify any, some or all dividends declared or payable within a specified period, but such period must not end later than the end of the third annual general meeting following the date of the meeting at which the ordinary resolution is passed.

104.2	The directors may offer such rights of election to holders either:

104.2.1	in respect of the next dividend proposed to be paid; or

104.2.2	in respect of that dividend and all subsequent dividends, until such time as the election is revoked by the Company or the authority given pursuant to article 104.1 expires without being renewed (whichever is the earlier).

104.3	The entitlement of each holder of ordinary shares to new ordinary shares shall be such that the relevant value of the entitlement shall be as nearly as possible equal to (but not greater than) the cash amount (disregarding any tax credit) that such holder would have received by way of dividend. For this purpose “relevant value” shall be calculated by reference to the average of the middle market quotations for the Company’s ordinary shares as derived from the NASDAQ daily list, for the day on which the ordinary shares are first quoted “ex” the relevant dividend and the four subsequent dealing days, or in such other manner as may be determined by or in accordance with the ordinary resolution. A certificate or report by the auditors as to the amount of the relevant value in respect of any dividend shall be conclusive evidence of that amount.

104.4	No fraction of a share shall be allotted and the directors may make such provision for fractional entitlements as they think fit, including provision:

104.4.1	for the whole or part of the benefit of fractional entitlements to be disregarded or to accrue to the Company; or

104.4.2	(for the value of fractional entitlements to be accumulated on behalf of a member (without entitlement to interest) and applied in paying up new shares in connection with a subsequent offer by the Company of the right to receive shares instead of cash in respect of a future dividend.

104.5	If the directors resolve to offer a right of election, they shall, after determining the basis of allotment, notify the holders of ordinary shares in writing of the right of election offered to them, and shall send with, or following, such notification, forms of election and specify the procedure to be followed and place at which, and the latest time by which, elections must be received in order to be effective. No notice need be given to a holder who has previously made (and has not revoked) an earlier election to receive new shares in place of all future dividends.

104.6	The directors may on any occasion decide that rights of election shall only be made available subject to such exclusions, restrictions or other arrangements as they shall in their absolute discretion deem necessary or desirable in order to comply with legal or practical problems under the laws of, or the requirements of any recognised regulatory body or stock exchange in, any territory.

104.7	The dividend (or that part of the dividend in respect of which a right of election has been given) shall not be payable on ordinary shares in respect of which an election has been duly made (“the elected ordinary shares”). Instead, additional ordinary shares shall be allotted to the holders of the elected ordinary shares on the basis of allotment determined as aforesaid. For such purpose the directors shall capitalise out of any amount for the time being standing to the credit of any reserve or fund (including any share premium account or capital redemption reserve) or any of the profits which could otherwise have been applied in paying dividends in cash, as the directors may determine, a sum equal to the aggregate nominal amount of the additional ordinary shares to be allotted on that basis and apply it in paying up in full the appropriate number of ordinary shares for allotment and distribution to the holders of the elected ordinary shares on that basis.

104.8	The directors shall not proceed with any election unless the Company has sufficient reserves or funds that may be capitalised to give effect to it after the basis of allotment is determined.

104.9	For the purposes of a scrip dividend authorised pursuant to this article 104 only, a resolution of the directors capitalising any profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of any reserve or fund of the Company (including any share premium account, capital redemption reserve, merger reserve or revaluation reserve) shall have the same effect as if such capitalisation had been declared by ordinary resolution of the Company in accordance with article 105 and the directors may, in relation to any such capitalisation, exercise all of the powers conferred on them by article 105.

104.10	Unless the directors decide otherwise or the rules of a relevant system require otherwise, any new ordinary shares which a holder has elected to receive instead of cash in respect of some or all of his dividend will be:

104.10.1	shares in uncertificated form if the corresponding elected ordinary shares were uncertificated shares on the record date for that dividend; and

104.10.2	shares in certificated form if the corresponding elected ordinary shares were shares in certificated form on the record date for that dividend.

104.11	The additional ordinary shares when allotted shall rank pari passu in all respects with the fully paid ordinary shares then in issue except that they will not be entitled to participation in the dividend in lieu of which they were allotted.

104.12	The directors may do all acts and things which they consider necessary or expedient to give effect to any such capitalisation, and may authorise any person to enter on behalf of all the members interested into an agreement with the Company providing for such capitalisation and incidental matters and any agreement so made shall be binding on all concerned.

CAPITALISATION OF PROFITS

105.	CAPITALISATION OF PROFITS

105.1	The directors may with the authority of an ordinary resolution of the Company:

105.1.1	subject as provided in this article 105, resolve to capitalise any profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of any reserve or fund of the Company (including any share premium account, capital redemption reserve, merger reserve or revaluation reserve);

105.1.2	appropriate the sum resolved to be capitalised to the members in proportion to the nominal amounts of the shares (whether or not fully paid) held by them respectively which would (or in the case of treasury shares, which would if such shares were not held as treasury shares) entitle them to participate in a distribution of that sum if the shares were fully paid and the sum were then distributable and were distributed by way of dividend and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full shares or debentures of the Company of a nominal amount equal to that sum, and allot such shares or debentures credited as fully paid to those members or as they may direct, in those proportions, or partly in one way and partly in the other, but the share premium account, the capital redemption reserve, and any profits which are not available for distribution may, for the purposes of this article 105, only be applied in paying up shares to be allotted to members credited as fully paid;

105.1.3	resolve that any shares so allotted to any member in respect of a holding by him of any partly paid shares shall so long as such shares remain partly paid rank for dividend only to the extent that the latter shares rank for dividend;

105.1.4	make such provision by the issue of fractional certificates or other fractional entitlements (or by ignoring fractions) or by payment in cash or otherwise as they think fit in the case of shares or debentures becoming distributable in fractions (including provision whereby the benefit of fractional entitlements accrues to the Company rather than to the members concerned);

105.1.5	authorise any person to enter on behalf of all the members concerned into an agreement with the Company providing for the allotment to them respectively, credited as fully paid, of any further shares to which they are entitled upon such capitalisation, any agreement made under such authority being binding on all such members; and

105.1.6	generally do all acts and things required to give effect to such resolution as aforesaid.

105.2	Where, pursuant to an employees’ share scheme (within the meaning of section 1166 of the Companies Act 2006):

105.2.1	the Company has granted options to subscribe for shares on terms which provide (inter alia) for adjustments to the subscription price payable on the exercise of such options or to the number of shares to be allotted upon such exercise in the event of any increase or reduction in or other reorganisation of the Company’s issued share capital and an otherwise appropriate adjustment would result in the subscription price for any share being less than its nominal value, then the directors may, on the exercise of any of the options concerned and payment of the subscription price which would have applied had such adjustment been made, capitalise any such profits or other sum as is mentioned in article 105.1.1 above to the extent necessary to pay up the unpaid balance of the nominal value of the shares which fall to be allotted on the exercise of such options and apply such amount in paying up such balance and allot shares fully paid accordingly; or

105.2.2	the Company has granted (or assumed liability to satisfy) rights to subscribe for shares (whether in the form of stock options, stock units, restricted stock, stock appreciation rights, performance shares and units, dividend equivalent rights or otherwise) then the directors may, in connection with the issue of shares, capitalise any such profits or other sum as is mentioned in article 105.1.1 above to the extent necessary to pay up the unpaid balance of the nominal value of the shares which fall to be issued in connection with such rights to subscribe and apply such amount in paying up such balance and allot shares fully paid accordingly.

105.3	The provisions of articles 105.1.1 to 105.1.6 above shall apply with the necessary alterations to this article 105.3 (but as if the authority of an ordinary resolution of the Company were not required).

105.4	This article 105.4 (which is without prejudice to the generality of the provisions of articles 105.1 and 105.2) applies where:

105.4.1	the board has established a Rights Plan and has granted Rights in accordance therewith as provided in articles 5.1 and 5.2 above; and

105.4.2	the board has exercised any discretion which may be conferred upon it by any Rights Plan so established to exchange or cause to be exchanged all or part of the Rights (other than Rights held by or on behalf of an Acquiring Person, which would have become void) for ordinary shares or shares of another class or series or all or any of them.

For the purposes of giving effect to any such exchange as is referred to in article 105.4.2, the board may:

105.4.3	resolve to capitalise an amount standing to the credit of reserves (including a share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution, being an amount equal to the nominal amount of the shares or the other shares which are to be exchanged for the Rights (other than Rights held by or on behalf of an Acquiring Person) or both; and

105.4.4	apply that sum in paying up in full shares and allot such shares, credited as fully paid, to: (i) the holders of Rights (other than an Acquiring Person); or (ii) a Depositary (including, for the avoidance of doubt, to a nominee of a Depositary) in exchange for the Rights (other than Rights held by or on behalf of an Acquiring Person); or (iii) both.

105.5	The provisions of articles 105.1.4 and 105.1.5 shall apply (mutatis mutandis) to any resolution of the board pursuant to article 105.4 as they apply to any resolution of the board pursuant to article 105.1.

RECORD DATES FOR PAYMENTS AND ISSUE

106.	COMPANY OR DIRECTORS MAY FIX RECORD DATES FOR PAYMENTS AND ISSUE

Notwithstanding any other provision of these articles, but without prejudice to the rights attached to any shares, the Company or the directors may fix a date and time as the record date by reference to which persons registered as holders of shares or other securities shall be entitled to receipt of any dividend, distribution, allotment or issue, and that date may be before, on or after the date on which the dividend, distribution, allotment or issue is declared, paid or made, and where such a record date is fixed, references in these articles to a holder of shares or member to whom a dividend is to be paid or a distribution, allotment or issue is to be made shall be construed accordingly;

NOTICES AND OTHER COMMUNICATIONS

107.	REQUIREMENTS FOR WRITING

Any notice to be given to or by any person pursuant to these articles shall be in writing other than a notice calling a meeting of the directors which need not be in writing.

108.	METHODS OF SENDING OR SUPPLYING

108.1	Any notice, document or information may (without prejudice to articles 111 and 112) be sent or supplied by the Company to any member:

108.1.1	by hand, that is by any person (including a courier or process server) handing it to the member or leaving it at the member’s registered address or postal address given pursuant to article 108.4;

108.1.2	by sending it by post in a prepaid envelope addressed to the member at his registered address or postal address given pursuant to article 108.4;

108.1.3	by sending it in electronic form to a person who has agreed (generally or specifically) that the notice, document or information may be sent or supplied in that form (and has not revoked that agreement);

108.1.4	by making it available on a website, provided that the requirements in article 108.2 and the provisions of the Acts are satisfied;

108.1.5	through a relevant system; or

108.1.6	in some other way authorised in writing by the relevant member.

108.2	The requirements referred to in article 108.1.4 are that:

108.2.1	the member has agreed (generally or specifically) that the notice, document or information may be sent or supplied to him by being made available on a website (and has not revoked that agreement), or the member has been asked by the Company to agree that the Company may send or supply notices, documents and information generally, or the notice, document or information in question, to him by making it available on a website and the Company has not received a response within the period of 28 days beginning on the date on which the Company’s request was sent and the member is therefore taken to have so agreed (and has not revoked that agreement);

108.2.2	the member is sent a notification of the presence of the notice, document or information on a website, the address of that website, the place on that website where it may be accessed, and how it may be accessed (“notification of availability”);

108.2.3	in the case of a notice of meeting, the notification of availability states that it concerns a notice of a company meeting, specifies the place, time and date of the meeting, and states whether it will be an annual general meeting; and

108.2.4	the notice, document or information continues to be published on that website, in the case of a notice of meeting, throughout the period beginning with the date of the notification of availability and ending with the conclusion of the meeting and in all other cases throughout the period specified by any applicable provision of the Acts, or, if no such period is specified, throughout the period of 28 days beginning with the date on which the notification of availability is sent to the member, save that if the notice, document or information is made available for part only of that period then failure to make it available throughout that period shall be disregarded where such failure is wholly attributable to circumstances which it would not be reasonable to have expected the Company to prevent or avoid.

108.3	In the case of joint holders:

108.3.1	it shall be sufficient for all notices, documents and other information to be sent or supplied to the joint holder whose name stands first in the register of members in respect of the joint holding only; and

108.3.2	the agreement of the joint holder whose name stands first in the register of members in respect of the joint holding that notices, documents and information may be sent or supplied in electronic form or by being made available on a website shall be binding on all the joint holders.

108.4	A member whose registered address is not within the United States of America shall not be entitled to receive any notice, document or information from the Company unless he gives to the Company an address (not being an electronic address) within the United States of America at which notices, documents or information may be sent or supplied to him.

108.5	In the case of a member registered on a branch register, any notice, document or other information can be posted or despatched in the United States of America or in the country where the branch register is kept.

108.6	For the avoidance of doubt, the provisions of this article 108 are subject to article 43.

108.7	The Company may at any time and at its sole discretion choose to send or supply notices, documents and information only in hard copy form to some or all members.

109.	DEEMED RECEIPT OF NOTICE

A member present either in person or by proxy at any meeting of the Company or of the holders of any class of shares shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

110.	COMPANY OR DIRECTORS MAY FIX RECORD DATES FOR NOTICES

110.1	The Company or the directors may fix a date and time as the record date by reference to which persons registered as holders of shares or other securities shall be entitled to receive any notice or other document to be given to members and no change in the register after that time shall invalidate the giving of the notice or document, provided that in the case of a notice of general meeting or the annual accounts and reports of the Company, such record date shall be within the period of 21 days before the day the notice or document is sent.

110.2	Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the register of members, has been given to the person from whom he derives his title.

111.	NOTICE WHEN POST NOT AVAILABLE

Where, by reason of any suspension or curtailment of postal services, the Company is unable effectively to give notice of a general meeting, or meeting of the holders of any class of shares, the board may decide that the only persons to whom notice of the affected general meeting must be sent are: the directors; the Company’s auditors; those members to whom notice to convene the general meeting can validly be sent by electronic means and those members to whom notification as to the availability of the notice of meeting on a website can validly be sent by electronic means. In any such case the Company shall also:

111.1.1	advertise the general meeting in at least two national daily newspapers published in the United States of America; and

111.1.2	send or supply a confirmatory copy of the notice to members in the same manner as it sends or supplies notices under article 108 if at least seven clear days before the meeting the posting of notices again becomes practicable.

112.	OTHER NOTICES AND COMMUNICATIONS ADVERTISED IN NATIONAL NEWSPAPER

Any notice, document or information to be sent or supplied by the Company to the members or any of them, not being a notice of a general meeting, shall be sufficiently sent or supplied if sent or supplied by advertisement in at least one national daily newspaper published in the United States of America.

113.	WHEN NOTICE OR OTHER COMMUNICATION DEEMED TO HAVE BEEN RECEIVED

Any notice, document or information sent or supplied by the Company to the members or any of them:

113.1.1	by hand, shall be deemed to have been received on the day it was handed to the member or left at the member’s registered address or postal address given pursuant to article 108.4;

113.1.2	by post, shall be deemed to have been received 24 hours after the time at which the envelope containing the notice, document or information was posted unless it was sent by second class post, or there is only one class of post, or it was sent by air mail to an address outside the United States of America, in which case it shall be deemed to have been received 48 hours after it was posted, and proof that the envelope was properly addressed, prepaid and posted shall be conclusive evidence that the notice, document or information was sent;

113.1.3	by electronic means, shall be deemed to have been received 24 hours after it was sent. Proof that a notice, document or information in electronic form was addressed to the electronic address provided by the member for the purpose of receiving communications from the Company shall be conclusive evidence that the notice, document or information was sent;

113.1.4	by making it available on a website, shall be deemed to have been received on the date on which notification of availability on the website is deemed to have been received in accordance with this article 113 or, if later, the date on which it is first made available on the website;

113.1.5	by means of a relevant system, shall be deemed to have been received 24 hours after the Company or any sponsoring system-participant acting on the Company’s behalf, sends the issuer-instruction relating to the notice, document or information;

113.1.6	by any other means specified in a written authorisation from the relevant member, shall be deemed to have been received when the Company has done what it was authorised to do by that member; and

113.1.7	by advertisement, shall be deemed to have been received on the day on which the advertisement appears.

114.	COMMUNICATIONS SENT OR SUPPLIED TO PERSONS ENTITLED BY TRANSMISSION

114.1	If a person who claims to be entitled to a share in consequence of the death or bankruptcy of a holder or otherwise by operation of law supplies to the Company:

114.1.1	such evidence as the directors may reasonably require to show his title to the share; and

114.1.2	an address within the United States of America at which notices, documents or information may be sent or supplied to such person,

then such a person shall be entitled to have sent or supplied to him at such address any notice, document or information to which the relevant holder would have been entitled if the death or bankruptcy or any other event giving rise to an entitlement to the share by law had not occurred.

114.2	Until a person entitled to the share has complied with article 114.1, any notice, document or information may be sent or supplied to the relevant holder in any manner authorised by these articles, as if the death or bankruptcy or any other event giving rise to an entitlement to the share by law had not occurred. This shall apply whether or not the Company has notice of the death or bankruptcy or other event.

115.	POWER TO STOP SENDING COMMUNICATIONS TO UNTRACED MEMBERS

If on three consecutive occasions notices, documents or information sent or supplied to a member have been returned undelivered, the member shall not be entitled to receive any subsequent notice, document or information until he has supplied to the Company (or its agent) a new registered address, or a postal address within the United States of America, or (without prejudice to article 108.4) shall have informed the Company, in such manner as may be specified by the Company, of an electronic address. For the purposes of this article 115, references to notices, documents or information include references to a cheque or other instrument of payment; but nothing in this article 115 shall entitle the Company to cease sending any cheque or other instrument of payment for any dividend, unless it is otherwise so entitled under these articles.

116.	VALIDATION OF DOCUMENTS IN ELECTRONIC FORM

116.1	Where a document is required under these articles to be signed by a member or any other person, if the document is in electronic form, then in order to be valid the document must:

116.1.1	incorporate the electronic signature, or personal identification details (which may be details previously allocated by the Company), of that member or other person, in such form as the directors may approve; or

116.1.2	be accompanied by such other evidence as the directors may require in order to be satisfied that the document is genuine.

116.2	The Company may designate mechanisms for validating any such document and a document not validated by the use of any such mechanisms shall be deemed as having not been received by the Company. In the case of any document or information relating to a meeting, an instrument of proxy or invitation to appoint a proxy, any validation requirements shall be specified in the relevant notice of meeting in accordance with articles 42 and 64.

117.	OVERSEAS BRANCH REGISTERS

The Company, or the directors on behalf of the Company, may cause to be kept in any territory an overseas branch register of members resident in such territory, and the directors may make, and vary, such arrangements as they may think fit in relation to the keeping of any such register.

118.	MAKING AND RETENTION OF MINUTES

118.1	The directors shall cause minutes to be made, in books kept for the purpose of:

118.1.1	all appointments of officers made by the directors; and

118.1.2	all proceedings at meetings of the Company, of the holders of any class of shares in the Company, and of the directors, and of committees of the directors, including the names of the directors present at each such meeting.

118.2	Minutes shall be retained for at least ten years from the date of the appointment or meeting and shall be kept available for inspection in accordance with the Acts.

119.	INSPECTION OF ACCOUNTS

Except as provided by statute or by order of the court or authorised by the directors or an ordinary resolution of the Company, no person is entitled to inspect any of the Company’s accounting or other records or documents merely by virtue of being a member.

120.	APPOINTMENT OF SECRETARY

The secretary shall be appointed by the directors for such term, at such remuneration and upon such other conditions as they think fit; and any secretary so appointed may be removed by them.

121.	USE OF THE SEAL

The seal shall be used only by the authority of a resolution of the directors or of a committee of the directors. The directors may determine whether any instrument to which the seal is affixed shall be signed and, if it is to be signed, who shall sign it. Unless otherwise determined by the directors:

121.1.1	share certificates and, subject to the provisions of any instrument constituting the same, certificates issued under the seal in respect of any debentures or other securities, need not be signed and any signature may be applied to any such certificate by any mechanical or other means or may be printed on it;

121.1.2	every other instrument to which the seal is affixed shall be signed by

(A)	two directors of the Company;

(B)	one director and the secretary of the Company; or

(C)	at least one authorised person in the presence of a witness who attests the signature. For this purpose an authorised person is any director of the Company or the secretary of the Company, or any person authorised by the directors for the purpose of signing instruments to which the seal is affixed.

122.	OFFICIAL SEAL FOR USE ABROAD

The Company may have an official seal for use in accordance with the Acts. Such a seal shall be used only by the authority of a resolution of the directors or of a committee of the directors.

123.	CHANGE OF NAME

The Company may change its name by resolution of the directors.

124.	WINDING UP

If the Company is wound up, the liquidator may, with the sanction of a special resolution and any other sanction required by law, divide among the members in specie the whole or any part of the assets of the Company and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as he may with the like sanction determine, but no member shall be compelled to accept any assets upon which there is a liability.

125.	POWER TO INDEMNIFY DIRECTORS

125.1	Subject to article 125.2, the Company:

125.1.1	may indemnify to any extent any person who is or was a director, or a director of any associated company, directly or indirectly (including by funding any expenditure incurred or to be incurred by him) against any loss or liability, whether in connection with any proven or alleged negligence, default, breach of duty or breach of trust by him or otherwise, in relation to the Company or any associated company;

125.1.2	may indemnify to any extent any person who is or was a director of an associated company that is a trustee of an occupational pension scheme, directly or indirectly (including by funding any expenditure incurred or to be incurred by him) against any liability incurred by him in connection with the company’s activities as trustee of an occupational pension scheme; and

125.1.3	may purchase and maintain insurance for any person who is or was a director, or a director of any associated company, against any loss or liability or any expenditure he may incur, whether in connection with any proven or alleged negligence, default, breach of duty or breach of trust by him or otherwise, in relation to the Company or any associated company, and for this purpose an associated company means any body corporate which is or was a subsidiary undertaking of the Company or in which the Company or any subsidiary undertaking of the Company is or was interested.

125.2	This article 125 does not authorise any indemnity which would be prohibited or rendered void by any provision of the Acts or by any other provision of law.

APPENDIX 1

SUMMARY OF EXAMPLE TERMS

RIGHTS TO PURCHASE SHARES OF ARRIS INTERNATIONAL PLC

Subject to the provisions of the Companies Act 2006 and every other enactment from time to time in force concerning companies (including any orders, regulations or other subordinate legislation made under the Companies Act 2006 or any such other enactment), so far as they apply to or affect ARRIS International Plc (the “Company”), the board of directors of the Company (the “Board”) may exercise any power of the Company to establish a shareholders rights plan (the “Rights Plan”). The Rights Plan may be in such form as the Board shall in its absolute discretion decide and may in particular (but without restriction or limitation) include such terms as are described in this Summary of Example Terms.

Pursuant to the Rights Plan, the Board would declare and issue one share purchase right (a “Right”) for each issued share of the Company (the “Ordinary Shares”). Each Right would entitle the registered holder, upon payment to the Company of the price per Right specified in the Rights Plan, to have delivered to such holder Ordinary Shares, or shares of any other class or series as specified in the Rights Plan (a “Share”), subject to adjustment.

Until the earlier to occur of: (i) 10 days following a public announcement that a person or group of affiliated or associated persons or persons acting in concert (a “group”) has acquired beneficial ownership of or an interest in 20% or more of the issued Ordinary Shares (such person or group, an “Acquiring Person”); and (ii) 10 business days (or such later date as may be determined by action of the Board prior to such time as any person or group were to become an Acquiring Person) following the commencement of, or announcement of an intention to make, a takeover offer by a person or group the consummation of which would result in the beneficial ownership of or an interest in 20% or more of the issued Ordinary Shares (without duplication) being acquired by that person or group (the earlier of such dates being called the “Distribution Date”), each Right would be associated with an individual Ordinary Share, as applicable, and the Rights would be transferred with and only with the Ordinary Shares, as applicable.

After the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) would be mailed to (or credited to the account of) holders of record of the Ordinary Shares (without duplication) as of the close of business on the Distribution Date. Such separate Right Certificates alone would then evidence the Rights and the Rights would then be separately transferable.

The Rights would not be exercisable until the Distribution Date. The Rights would expire on a date to be specified in the Rights Plan, unless the Rights were earlier redeemed or exchanged by the Company.

After the Distribution Date, each holder of a Right, other than Rights held by or on behalf of any Acquiring Person (which would thereupon become void), would thereafter have the right to receive upon exercise of a Right that number of Shares having a market value of two times the exercise price for the Right.

If, after a person or group were to become an Acquiring Person, the Company were to be acquired by a third party (including an Acquiring Person) in a securities exchange, proper provisions would be made so that each holder of a Right (other than Rights held by or on behalf of an Acquiring Person, which would have become void) would thereafter have the right to receive upon the exercise of a Right that number of shares of such third party (including an Acquiring Person) or its parent that at the time of such acquisition would have a market value of two times the exercise price of the Right.

At any time after any person or group were to become an Acquiring Person and prior to the acquisition by such Acquiring Person of an interest in 50% or more of the outstanding Ordinary Shares (without duplication), the Board would have the authority to exchange or cause to be exchanged the Rights (other than Rights held by or on behalf of such Acquiring Person, which would have become void), in whole or in part, for Shares at an exchange ratio of one Share per Right, subject to the receipt of any consideration required by applicable law to be received by the Company in respect of the same.

At any time before any person or group were to become an Acquiring Person, the Board would have the authority to redeem the Rights in whole, but not in part, at a price per Right to be specified in the Rights Plan (the “Redemption Price”).

Prior to the time that any person or group became an Acquiring Person, the Board would have the authority, except with respect to the Redemption Price, to amend the Rights Plan in any manner, subject to applicable law and any restrictions set forth in the articles of the Company. After any person or group became an Acquiring Person, the Board would have the authority, except with respect to the Redemption Price, to amend the Rights Plan in any manner that would not adversely effect the interests of holders of the Rights (other than Rights held by or on behalf of any Acquiring Person, which would have become void).

Prior to the exercise of a Right, a Right would not entitle the holder thereof to any rights as a shareholder of the Company including, without limitation, the right to vote or receive dividends in respect of such Right.